UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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General Cable Corporation
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GENERAL CABLE CORPORATION

4 Tesseneer Drive

Highland Heights, Kentucky 41076

Telephone (859) 572-8000

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders, which will be held at 11:00 a.m., Eastern Time, on Thursday, May 18, 2017, at our offices located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

We once again are pleased to utilize Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite our stockholders’ receipt of these materials. You will receive a Notice of Internet Availability of Proxy Materials. This Notice will include instructions on how to access proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice. We encourage you to read the Proxy Statement carefully.

As you will note from the enclosed proxy materials, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

Sincerely,

MICHAEL T. MCDONNELL

President and Chief Executive Officer

April 3, 2017

YOUR VOTE IS IMPORTANT.

PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

GENERAL CABLE CORPORATION

4 Tesseneer Drive

Highland Heights, Kentucky 41076

Telephone (859) 572-8000

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of General Cable Corporation (“General Cable”) will be held on Thursday, May 18, 2017, at 11:00 a.m., Eastern Time, at our offices located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the following proposals:

1.	Election of seven directors as set forth herein;

2.	Ratification of the appointment of Deloitte & Touche LLP as General Cable’s independent registered public accounting firm for 2017;

3.	Approval on an advisory basis of the compensation of our named executive officers;

4.	Approval on an advisory basis of the frequency of a stockholder vote on the compensation of our named executive officers;

5.	Approval of Amended and Restated General Cable Corporation Stock Incentive Plan; and

6.	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 20, 2017 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Emerson C. Moser

Corporate Secretary

April 3, 2017

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement as this summary does not provide all information that should be considered before voting.

Annual Meeting of Stockholders

Date:	May 18, 2017
Time:	11:00 a.m., Eastern Time
Place:	General Cable Corporation’s offices at 4 Tesseneer Drive, Highland Heights, Kentucky
Record Date:	March 20, 2017
Voting:	Stockholders as of the record date are entitled to one vote per share on matters presented at the Annual Meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of seven directors as presented herein	FOR each Director Nominee	5
Ratification of the appointment of Deloitte & Touche LLP as General Cable’s independent registered public accounting firm for 2017	FOR	52
Approval on an advisory basis of the compensation of our named executive officers	FOR	54
Approval on an advisory basis of the frequency of a stockholder vote on the compensation of our named executive officers	1 YEAR	55
Approval of Amended and Restated General Cable Stock Incentive Plan	FOR	56

Director Nominees

Name	Age	Director Since	Occupation	Independent	Position/Committee Memberships
John E. Welsh, III	66	1997	President of Avalon Capital Partners LLC	Yes	Non-Executive Chairman Corporate Governance Committee
Sallie B. Bailey	57	2013	Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation	Yes	Audit Committee Corporate Governance Committee
Edward Childs Hall, III	57	2014	Former Executive Vice President – Chief Operating Officer of Atlantic Power Corporation	Yes	Audit Committee Corporate Governance Committee
Gregory E. Lawton	66	1998	Former President and Chief Executive Officer of JohnsonDiversey, Inc.	Yes	Corporate Governance Committee (Chair) Compensation Committee
Michael T. McDonnell	59	2015	President and Chief Executive Officer of General Cable	No
Craig P. Omtvedt	67	2004	Former Senior Vice President and Chief Financial Officer of Fortune Brands, Inc.	Yes	Compensation Committee (Chair) Audit Committee
Patrick M. Prevost	61	2010	Former President and Chief Executive Officer of Cabot Corporation	Yes	Audit Committee (Chair) Compensation Committee

PROXY STATEMENT

The Board of Directors of General Cable Corporation (“General Cable,” the “Company,” “we,” “our” or “us”) is providing this Proxy Statement for the solicitation of proxies from holders of outstanding General Cable common stock for the 2017 Annual Meeting of Stockholders (“Annual Meeting”) on May 18, 2017, and at any adjournment or postponement of the meeting. The Annual Meeting will be held at 11:00 a.m., Eastern Time, on Thursday, May 18, 2017, at the Company’s offices at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. Beginning on or about April 3, 2017, General Cable will send the Notice of Internet Availability of Proxy Materials and release its proxy materials, including this Proxy Statement, proxy form, and its Annual Report to Stockholders for 2016, to all stockholders entitled to receive notice and to vote at the Annual Meeting.

VOTING PROCEDURES

Your Vote is Very Important

You are invited to attend our Annual Meeting this year at our offices in Highland Heights, Kentucky. Under rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) beginning on or about April 3, 2017 to our stockholders of record. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.

Voting by Stockholders of Record. If you are a stockholder of record, you may vote in person at the Annual Meeting by requesting a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote over the Internet or by telephone.

Voting by participants in the General Cable Retirement Plans. If you are a participant in the General Cable Retirement Plans, you can instruct the trustee how to vote the shares that are allocated to your account. If you do not provide the trustee with instructions as to how to vote the shares allocated to your account, the trustee will vote such shares in the same proportion to instructions actually received from other participants in the General Cable Retirement Plans. To provide instruction to the trustee on how to vote shares allocated to your account in the General Cable Retirement Plans, vote your plan shares by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by participants in the General Cable Corporation Deferred Compensation Plan (the “DCP”). If you are a participant in the DCP, you can instruct the trustee of the “rabbi trust” that was established in connection with the DCP how to vote (i) deferred shares held in the “rabbi trust” that are allocated to your DCP account on a notional basis, and (ii) shares held by the General Cable stock fund in the “rabbi trust” that are allocated to your DCP account on a notional basis as phantom stock units (shares referenced in (i) and (ii), collectively referred to as “DCP Shares”). If you do not provide the trustee with instructions as to how to vote the DCP Shares allocated to your DCP account, the trustee will vote such shares as instructed by the Company. To provide instruction to the trustee on how to vote the DCP Shares allocated to your account in the DCP, vote your DCP Shares by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Record Date

Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 20, 2017 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements.

How to Revoke Your Proxy

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by (i) voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted before the Annual Meeting will be counted); (ii) sending a written statement of revocation to the Secretary of General Cable at the Company’s headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076; or (iii) submitting a properly signed proxy having a later date. You may also attend the Annual Meeting and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Vote Required and Method of Counting Votes

•	Number of Shares Outstanding. At the close of business on the Record Date, there were 49,742,399 shares of General Cable common stock outstanding and entitled to vote at the Annual Meeting.

•	Vote Per Share. You are entitled to one vote per share on matters presented at the Annual Meeting. Stockholders do not have cumulative voting rights in the election of directors.

•

Quorum. A majority of the shares entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

•

Vote Required and Abstentions and Broker Non-Votes. The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees, FOR the advisory vote on Executive Compensation to occur every 1 YEAR and FOR the other proposals listed below.

Number	Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
1	Election of Directors	The number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee.	No effect	Not taken into account
2	Ratification of Appointment of Auditor	A majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2 is required to approve this proposal.	Counted as “against”	Not applicable
3	Advisory Vote Executive Compensation	A majority of the shares present, in person or by proxy, and entitled to vote on Proposal 3 is required to approve this proposal.	Counted as “against”	Not taken into account
4	Advisory Vote on Frequency of Vote on Executive Compensation	The time period (every one, two or three years) receiving the majority of the votes cast shall determine the frequency approved by shareholders. If no time period receives a majority of the votes cast, the time period receiving the highest number of votes will be deemed to be the frequency approved by shareholders.	Counted as “against”	Not taken into account
5	Amendment to Stock Incentive Plan	A majority of the shares present, in person or by proxy, and entitled to vote on Proposal 5 is required to approve this proposal.*	Counted as “against”	Not taken into account

*	Under NYSE rules, the affirmative vote of a majority of the votes cast is also required to approve this proposal. Under the NYSE rules, an abstention is treated as a vote cast “against” the proposal.

Please note that brokers may not use discretionary authority to vote shares on Proposals 1, 3, 4 and 5 if they have not received instructions from their clients. Please vote your proxy or deliver instructions to your broker so your vote can be counted. Broker non-votes will have no effect on any of the proposals.

Discretionary Voting Power

The Board is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its stockholders. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Our By-laws provide that our business shall be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number shall be fixed from time to time by the Board. As of the date of the Annual Meeting, the Board has fixed the number of directors at seven.

Our Board has nominated seven directors for election at the Annual Meeting to serve until the 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each nomination for director was based upon the recommendation of our Corporate Governance Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of the nominees named below will be unable to serve as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Set forth on the following pages is certain information relating to the background, experience and qualifications of the individuals nominated by the Board of Directors to stand for election at the Annual Meeting.

Director Nominees for Election at the Annual Meeting

John E. Welsh, III Age 66 Director since 1997 Non-Executive Chairman of the Board and Member of the Corporate Governance Committee

Mr. Welsh has served as President of Avalon Capital Partners LLC, an investment firm focused on private equity and public securities investments since 2002. From October 2000 to December 2002, he was a Managing Director of CIP Management LLC, the management company for Continuation Investments Group Inc. From November 1992 to December 1999, he served as Managing Director and Vice-Chairman of the Board of Directors of SkyTel Communications, Inc. (“SkyTel”) and as a Director of SkyTel from September 1992 until December 1999. During that period, he served as Chief Financial Officer and President and Chief Executive Officer of the International Division. Prior to 1992, Mr. Welsh was a Managing Director in the Investment Banking Division of Prudential Securities, Inc., and served as Co-Head of the Mergers and Acquisitions Department. Mr. Welsh has served as a director of various public companies, including Spreckels Industries, Inc., SkyTel, York International, and Integrated Electrical Services (NASDAQ: IESC). Mr. Welsh currently serves on the board of Liberty Broad Band (NASDAQ: LBRDA).

Mr. Welsh has (i) a strong financial background in investment banking and investment management; (ii) leadership and collaboration skills; (iii) substantial experience involving acquisitions and strategic alliances; and (iv) a background in telecommunications products and services. Mr. Welsh’s investment management and acquisition experience and refined leadership skills have been critical in the creation of a strong, independent Board of Directors.

Sallie B. Bailey Age 57 Director since 2013 Member of the Audit Committee and Corporate Governance Committee

Ms. Bailey has been Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation (NYSE: LPX), a leading manufacturer of engineered wood building products for residential, industrial, and light commercial construction, since December 2011. Ms. Bailey previously served as Vice President and Chief Financial Officer of Ferro Corporation (NYSE: FOE), a global specialty materials company, from January 2007 to July 2010. Prior to that, she held senior management positions of increasing responsibility with The Timken Company (NYSE: TKR), a global producer of engineered bearings and alloy steel, from 1995 to 2006, lastly as Senior Vice President, Finance and Controller. Earlier in her career, she was an audit supervisor for Deloitte & Touche LLP and Assistant Treasurer at Tenneco, Inc.

Ms. Bailey has (i) extensive experience as a financial executive with broad knowledge of financial controls and systems; (ii) substantial leadership experience in domestic and international business; (iii) a strong background in acquisition, divestitures, and strategic alliances; and (iv) significant management experience in the manufacturing and materials industry. Ms. Bailey’s extensive financial leadership experience in global, publicly traded companies, knowledge of financial controls and systems, and understanding of operating a manufacturing business have made her a valuable member of the Board, Audit Committee, where she served as Chair, and Corporate Governance Committee.

Edward (“Ned”) Childs Hall, III Age: 57 Director since 2014 Member of the Audit Committee and the Corporate Governance Committee

Mr. Hall served as Executive Vice President – Chief Operating Officer of Atlantic Power Corporation, a publicly traded power generation and infrastructure company (NYSE: AT), from April 2013 through February 2015. Prior to joining Atlantic Power, Mr. Hall spent more than 24 years working in the energy sector at AES Corporation, a publicly traded power company (NYSE: AES). While at AES Corporation, Mr. Hall held various positions including Managing Director, Global Business Development from 2003 to 2005; President, Wind Generation from 2005 to 2008; President, North America from 2008 to 2011; and Chief Operating Officer, Global Generation from 2011 to 2013. Mr. Hall served as Chairman of the Board of American Wind Energy Association (“AWEA”) from 2010 to 2011 and as a Member of the AWEA Board from 2005 to 2013. He also serves as a director of Terraform Power, Inc. (NASDAQ: TERP).

Mr. Hall has (i) extensive operating and management experience in power generation, transmission and distribution companies; (ii) a deep understanding of the global energy sector and the challenges and opportunities presented in the energy generation, transmission and distribution sector; and (iii) a deep understanding of alternative energy generation technology and economics. Mr. Hall’s extensive operating and management experience and relevant industry experience have made him a valuable member of the Board, Audit Committee and Corporate Governance Committee.

Gregory E. Lawton Age 66 Director since 1998 Chair of the Corporate Governance Committee and Member of the Compensation Committee

Mr. Lawton served as President and Chief Executive Officer of JohnsonDiversey, Inc. from October 2000 to February 2006. From January 1999 until September 2000, he was President and Chief Operating Officer of Johnson Wax Professional. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton has been a consultant since March 2006. He is also a director of Stepan Company (NYSE: SCL).

Mr. Lawton has (i) substantial operating and management experience in manufacturing businesses and in application of technology to business; (ii) a strong background in marketing, sales, and human resources management; and (iii) significant experience involving acquisitions and leading a global business. Mr. Lawton’s extensive operational and executive management experience and understanding of corporate governance matters have made him a valuable member of the Board and Compensation Committee and Chair of the Corporate Governance Committee.

Michael T. McDonnell Age 59 Director since 2015 President and Chief Executive Officer of General Cable Corporation

Mr. McDonnell has been President and Chief Executive Officer of General Cable Corporation since July 2015. Prior to joining General Cable, Mr. McDonnell was Chairman, President and Chief Executive Officer of TPC Group, a leading processor and producer of value-added products derived from petrochemicals that are sold into a wide range of performance, specialty and intermediate markets. Prior to joining TPC Group, Mr. McDonnell served as President and Chief Executive Officer of Pregis Corporation from 2006 to 2011, a leading global provider of innovative protective, flexible and food service packaging and hospital supply products with 47 facilities in 18 countries. From 2002 to 2006, Mr. McDonnell was Group Vice President, Environmental Technologies of Engelhard Corporation; and from 1998 to 2002, he was Vice President of a chemicals division for Cytec Industries, Inc. Earlier in his career, he held management roles with increasing levels of responsibility at Henkel Corporation and DuPont.

Mr. McDonnell’s wide range of executive leadership experience within a variety of manufacturing and materials sectors, both domestically and globally, as well as his unique position as the Company’s CEO and in-depth knowledge of the Company’s operations, finances and strategy, have made him a valuable member of the Board.

Craig P. Omtvedt Age 67 Director since 2004 Chair of the Compensation Committee and Member of the Audit Committee

Mr. Omtvedt served as Senior Vice President and Chief Financial Officer of Fortune Brands, Inc., a former leading consumer products company (formerly NYSE: FO), from 2000 until his retirement in October 2011 and as a consultant to Beam Inc. (NYSE: BEAM), the successor to Fortune Brands, during 2012. Previously, he held positions with Fortune Brands as Senior Vice President and Chief Accounting Officer from 1998 to 1999; Vice President and Chief Accounting Officer from 1997 to 1998; Vice President, Deputy Controller and Chief Internal Auditor from 1996 to 1997; Deputy Controller from 1992 to 1996; and Director of Audit from 1989 to 1992. Before joining Fortune Brands, Mr. Omtvedt worked for Pillsbury Company in Minneapolis, Minnesota from 1985 to 1989 in various audit and controller roles. He is also a director of Oshkosh Corporation (NYSE: OSK), a director of Conagra Brands, Inc. (NYSE: CAG), a Trustee of Lake Forest College and a National Trustee of Boys and Girls Clubs of America.

Mr. Omtvedt has (i) extensive experience as a financial executive with broad knowledge of financial controls and systems; (ii) substantial leadership experience in domestic and international business; (iii) an extensive background in acquisitions and strategic alliances; (iv) experience with major sales channels (retailers and distributors); and (v) experience with compensation matters at public companies. Mr. Omtvedt’s extensive financial leadership experience in global, publicly traded companies, knowledge of audit practices, and proven expertise in acquisitions and strategic alliances and knowledge of compensation issues affecting public companies have made him a valuable member of the Board and Audit Committee and Chair of the Compensation Committee.

Patrick M. Prevost Age 61 Director since 2010 Chair of the Audit Committee and Member of the Compensation Committee

Mr. Prevost served as President and Chief Executive Officer of Cabot Corporation (NYSE: CBT), a global specialty chemicals company, from January 2008 to March 2016. Mr. Prevost served as President, Performance Chemicals at BASF AG, an international chemical company, from October 2005 to December 2007. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America. Mr. Prevost previously held senior management positions with increasing responsibility at BP Plc from 1999 to 2003 and Amoco Chemicals from 1983 until 1999. He is also a director of Cabot Corporation and a member of the Board of Directors of the American Chemistry Council.

Mr. Prevost has (i) substantial leadership experience in a variety of complex international businesses, (ii) a chemical engineering background with broad experience in material science and chemistry, which are important to our wire and cable business; (iii) extensive experience involving acquisitions and strategic alliances; and (iv) deep knowledge of international business, strategic planning, manufacturing and financial matters. Mr. Prevost’s demonstrated executive leadership expertise and keen understanding of operating a global manufacturing organization have made him a valuable member of the Board, Compensation Committee and Chair of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

CORPORATE GOVERNANCE

Our By-laws, Corporate Governance Principles and Guidelines (the “Governance Principles”), charters of our Board committees, Code of Ethics and Business Conduct (“Code of Ethics”), and Related Party Transactions Policy and Procedures are the framework for our corporate governance. They are designed to ensure that our Company complies with SEC rules and regulations and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is listed. All of these corporate governance documents are available on our website www.generalcable.com via the Investor Relations page and are available in print to any stockholder on request to the Company’s Secretary at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. Information on our website does not constitute a part of this Proxy Statement.

Corporate Governance Principles and Guidelines

Our Board has adopted a policy that describes our corporate governance practices. The objective of our Governance Principles is to provide guidance to ensure that our Board maintains its independence, objectivity, and effectiveness in fulfilling its responsibilities to our stockholders. The Governance Principles establish criteria and requirements for:

•	the requisite qualifications, selection process, and retention of directors;

•	the responsibilities of the directors; and

•	procedures and practices governing the operation and compensation of our Board.

Our Governance Principles also provide that directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively, prepare for Board and Committee meetings by reviewing the materials provided to them in advance of the meeting, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that would adversely affect their ability to fulfill their duties and responsibilities as directors. Further, directors who also serve as Chief Executive Officer or in equivalent positions should not serve on more than two boards of public companies in addition to our Board, and other directors should not serve on more than four other boards of public companies. In certain circumstances, the Board may determine that positions in excess of these limits may be maintained if doing so would not impair the director’s service on the Company’s Board. Lastly, our Governance Principles provide that arbitrary term limits on director’s service are not appropriate, nor should directors expect to be renominated annually until they reach retirement age. The Governance Principles further state that seventy (70) is an appropriate retirement age for non-employee directors. However, the Board will utilize its own self-evaluation process as an important determinant of Board tenure.

In addition to the above matters, our Governance Principles have a process whereby nominees must agree to tender their irrevocable resignations if they do not receive the required vote at the Annual Meeting at which they face re-election. Our Corporate Governance Committee (“Governance Committee”) reviews the circumstances surrounding the director nominee’s resignation and will submit such recommendation for prompt consideration to the Board. The Governance Committee and the Board may take into consideration any factors deemed relevant, including, without limitation, reported reasons for the “against” votes, the director’s length of service on the Board and contributions to General Cable in such role, and the effect of the director’s resignation on General Cable’s compliance with any law, rule, regulation, stock exchange listing standard, or contractual arrangement. After considering the Governance Committee’s recommendation, our Board will make a determination with respect to whether the director should continue to serve.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics defines our policies and expectations on various compliance topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading and anti-corruption laws), preservation and use of Company assets, proper accounting and financial integrity, and business ethics. It also sets forth the procedures for communicating and handling any potential violations. We intend to satisfy the SEC’s disclosure requirement regarding amendments to or waivers of our Code of Ethics by posting such information on our website at www.generalcable.com via our Investors Relations page.

Our Board and its Committees

The General Cable Board of Directors meets regularly during each year. In 2016, our Board held 8 meetings, including three telephonic meetings. As a matter of policy, directors are expected to attend each annual meeting of stockholders and, in 2016, all of the directors attended the 2016 Annual Meeting of Stockholders. With the exception of our Chief Executive Officer, all of our directors, including our Non-Executive Chairman of the Board, are independent based on the application of the rules and standards of the NYSE and our Governance Principles. Consistent with NYSE standards, the Board has adopted guidelines for determining director independence. The guidelines can be found in our Governance Principles on our website www.generalcable.com via the Investor Relations page.

Private Sessions: At each regularly scheduled Board meeting, the non-employee directors meet without management present. The Non-Executive Chairman presides at such meetings. The non-employee directors also may and do meet without management present at other times as deemed necessary.

Our Committees

Our Board has three standing Committees: the Audit Committee, the Compensation Committee, and the Governance Committee. During fiscal 2016, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of which the director was a member during the period that the director served. Each Committee operates under a written charter adopted by the Board. All of the Committee charters are available on our website at www.generalcable.com via our Investors Relations page. All of our Committees have the authority to retain outside advisors to assist each Committee, respectively, in meeting their responsibilities, as necessary and appropriate, and to ensure that we provide funding to pay the fees and expenses of such advisors.

2016 Committee Membership (1)

Non-Employee Directors	Audit Committee	Compensation Committee	Governance Committee
Sallie B. Bailey	X*		X
Edward Childs Hall, III(2)			X
Gregory E. Lawton		X	X*
Craig P. Omtvedt	X	X*
Patrick M. Prevost(2)	X	X
John E. Welsh, III			X

(1)	As of December 31, 2016
*	Chair of the Committee
(2)	As of January 1, 2017, Mr. Hall became a member of the Audit Committee and Mr. Prevost assumed the role of Chair of the Audit Committee.

Audit Committee: The Audit Committee met 8 times in 2016, including three telephonic meetings. Our Board of Directors has determined that all of our Audit Committee members are independent and financially literate under the rules of the SEC and NYSE and that Sallie Bailey and Craig Omtvedt each qualify as an audit committee financial expert under rules of the SEC. The Audit Committee assists the Board in the oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit functions and independent auditors. The responsibilities of the Audit Committee are further described in the Audit Committee Charter which is available on our website at www.generalcable.com via our Investors Relations page.

The Audit Committee selects the Company’s independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for the Company, approves all fees to be paid to the independent registered public accounting firm and preapproves the professional services provided by the independent registered public accounting firm. The Audit Committee has adopted formal preapproval policies and procedures relating to the services provided by its independent auditor consistent with requirements of the SEC rules. Under the Company’s preapproval policy, all audit and permissible non-audit services provided by the independent auditors must be preapproved. The Audit Committee will generally preapprove a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year. Any services that are not included in the approved list of services must be separately preapproved by the Audit Committee. The Audit Committee delegates to the Audit Committee Chair the authority to approve permitted audit and non-audit services to be provided by the independent auditor between Audit Committee meetings for the sake of efficiency. The Audit Committee Chair reports any such interim preapproval at the next meeting of the Audit Committee. In 2016, all audit and permissible non-audit services were preapproved in accordance with the policy.

The Audit Committee approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017 and supports the Board’s recommendation to our stockholders for the ratification of Deloitte & Touche LLP’s appointment.

Compensation Committee: The Compensation Committee met five times in 2016, including one telephonic meeting. Our Board of Directors has determined that all of our Compensation Committee members are independent under the rules of the NYSE, qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and qualify as “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to executive compensation. The Compensation Committee performs this function by: (i) evaluating the performance of the Company’s Chief Executive Officer and other executive officers; (ii) reviewing and establishing the compensation of the Company’s Chief Executive Officer and other executive officers; (iii) evaluating the Company’s executive compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of executive compensation elements; (iv) making recommendations to the Board with respect to the establishment of or changes to existing incentive and equity-based compensation plans of the Company; (v) administering the Company’s incentive and equity-based compensation plans; and (vi) reviewing potential risk to the Company from its compensation policies and practices for all employees, including incentive plans. In addition, the Compensation Committee makes recommendations to the Board with respect to director compensation. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter which is available on our website at www.generalcable.com via our Investor Relations page. The Compensation Committee approved the appointment of Korn Ferry Hay Group (“Hay Group”) as its independent compensation consultant. Hay Group reports directly to the Compensation Committee.

Governance Committee: The Governance Committee met three times in 2016. Our Board of Directors has determined that all of our Governance Committee members are independent under the rules of the NYSE. The Governance Committee is responsible for assisting the Board in (i) evaluating and recommending nominees for election as directors; (ii) evaluating the membership and responsibilities of Board committees; (iii) developing and recommending to the Board a set of corporate governance guidelines and principles; (iv) devising and implementing a program or system to evaluate the performance of all directors and overseeing the annual evaluations of our Board; and (v) reviewing and advising the Board on executive officer succession plans. The responsibilities of the Governance Committee are further described in the Corporate Governance Committee Charter which is available on our website at www.generalcable.com via our Investor Relations page.

Director Qualifications

As described above, the Governance Committee is responsible for considering and recommending nominees for election as directors of General Cable. In carrying out this duty, our Governance Committee from time to time engages third-party search firms to assist in identifying and assessing qualifications of individual director candidates. Directors’ general qualifications and responsibilities are set out in our Governance Principles. Pursuant to our Governance Principles, our Governance Committee seeks director candidates who encompass a diverse range of experience, qualifications, attributes, and skills in order to provide sound and prudent guidance on the Company’s operations and interests worldwide. We aim to have a Board that is diverse and represents experience in business, finance, technology, global markets, and other disciplines relevant to the scope of the Company’s activities over time. The Governance Committee further expects that directors should possess the highest personal and professional values, ethics and integrity, and should be committed to represent and advance the long-term interests of our stockholders. In considering the nature and scope of experience encompassed by the directors or nominees for director, our Board evaluates each individual in the context of the Board as a whole, taking into account relevant factors such as independence, gender and ethnic diversity, personal skills, and industry background. In searching for candidates to fill Board vacancies, our Governance Committee is committed to identifying the most capable candidates who have experience in the areas of expertise needed at that time and meet our criteria for nomination. Our Governance Committee has and will continue to take reasonable steps to ensure that women and minority candidates are considered as part of every director search.

Board Leadership Structure

Our Board of Directors’ current leadership structure consists of a Non-Executive Chairman appointed annually separate from the Chief Executive Officer. Our current Board Chairman is John E. Welsh, III and our President and Chief Executive Officer is Michael T. McDonnell. The duties of our Chairman include:

•	presiding at meetings of stockholders and the Board;

•	leading the Board in deliberations, including at non-employee director sessions;

•	appointing Committee Chairs for Board Committees;

•	acting as a liaison between our Board and the Chief Executive Officer; and

•	providing strategic guidance and counsel relating to our business, management, and personnel development.

This leadership structure has been in place since 2001. We believe that having an independent director leading our Board, whether as a Non-Executive Chairman or as the Lead Independent Director, contributes to a more independent Board in the long-term and leads to more productive internal Board dynamics between and among directors and committees.

Director Nomination Process

Each year, the Governance Committee recommends a slate of nominees to the Board, which proposes nominees to the stockholders for election to the Board. In connection with its recommendations, the Governance Committee considers whether the director candidates have the requisite qualifications and skills that are identified above and the commitment and willingness to serve on the Board in accord with our Governance Principles.

The Governance Committee will consider stockholder suggestions for nominees when submitted in accordance with the provisions of our By-laws. Pursuant to our By-laws, stockholders may present any proposals for stockholder vote, including the election of directors, by following the advance notice procedure described below. Under this procedure, the candidates eligible for election at a meeting of stockholders will be candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a stockholder. Stockholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of Director if, as the By-laws require, the nominating stockholder first gave the Company’s Secretary a written nomination notice at least sixty (60) days before the date of the annual meeting.

The nomination notice must set forth the following information as to each individual nominated:

•	The name, date of birth, business address, and residence address of the individual;

•

The business experience during the past five (5) years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate’s prior experience;

•

A description of all direct and indirect compensation and other material monetary and non-monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the stockholder submitting the nomination notice and any associated person acting in concert with such person, on the one hand, and each proposed nominee and any associated person acting in concert with such nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the nominating stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any associated person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant;

•

Whether the nominee is or has ever been at any time a director, officer, or owner of five (5) percent or more of any class of capital stock, partnership interests, or other equity interest of any corporation, partnership, or other entity;

•

Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Exchange Act, or covered by Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended;

•

Whether, in the last five (5) years, the nominee was convicted in a criminal proceeding or has been subject to a judgment, order, finding, or decree of any federal, state or other governmental entity concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree, or proceeding may be material to an evaluation of the ability or integrity of the nominee;

•

Whether, if elected, the nominee intends to tender, promptly following such nominee’s failure to receive the required vote for election or reelection at the next meeting at which such nominee would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board, in accordance with the Governance Principles; and

•

Any other information relating to individual nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The nomination notice must also provide the following information about the nominating stockholder and any associated person acting in concert with the nominating stockholder: (i) the name and business address of the nominating stockholder(s) and any associated person(s); (ii) the name and address of the nominating stockholder(s) and of any associated person(s) as appearing in the Company’s books; (iii) the class and number of the Company’s shares that are beneficially owned by the nominating stockholder(s) and any associated person(s); and (iv) certain other information about the interests of the nominating stockholder(s) and any associated person(s) in the Company’s securities, including the following:

•

Any derivative instrument directly or indirectly owned beneficially by the nominating stockholder(s) and any associated person(s) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company;

•

Any proxy, contract, arrangement, understanding, or relationship pursuant to which the nominating stockholder(s) and any associated person(s) have a right to vote any shares of any security of the Company;

•	Any short interest in any security of the Company;

•

Any rights to dividends on the shares of stock of the Company owned beneficially by the nominating stockholder(s) and by any associated person(s) that are separated or separable from the underlying shares of stock of the Company;

•

Any proportionate interest in shares of stock of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which the nominating stockholder(s) or any associated person(s) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

•

Any performance-related fees (other than an asset-based fee) to which the nominating stockholder(s) or any associated person(s) is entitled to based on any increase or decrease in the value of shares of stock of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the immediate family of the nominating stockholder(s) or any associated person(s) sharing the same household (which information shall be supplemented as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder).

The nomination notice must include the nominee’s signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. A written update of the information provided in the notice must be provided to the Company ten (10) business days prior to the meeting. If the presiding officer at any stockholder’s meeting determines that a nomination was not made in accordance with these procedures, he or she will so declare at the meeting and the defective nomination will be disregarded.

Board’s Role in Risk Oversight

Our executive officers with the leadership of our Chief Executive Officer are responsible for overall risk management of our Company. The oversight of risk affecting our Company from major to minor and emerging risks is carried out by our Board, as a whole, within the existing leadership structure with the assistance of its standing Committees. Our Board fulfills its risk oversight responsibilities by (i) understanding our Company’s risk philosophy and approving our risk tolerance; (ii) knowing the established effective risk management processes that identify, assess, and manage our most significant enterprise-wide risks; (iii) reviewing our risk portfolio in relation to the agreed risk tolerance, including through strategic and operational initiatives that integrate enterprise-wide risk exposures; and (iv) regularly being apprised of the most significant risks and management’s response. Important elements in the assessment of risk include reports to the Board and its Committees from the Company’s global Strategic Leadership Team and operating regions on a regular basis, the output and actions of the Audit Committee, as well as reports to the Board from the Chief Executive Officer and the functional managers who deal with various specific elements of risk such as the global insurance program. By using a broad approach, the Board believes that it is able to discharge its oversight role and address the major, minor, and emerging risks facing our businesses both in the short and long-term.

Stockholder Communication with our Board of Directors

Our Board has adopted the following procedures for our stockholders and all other interested persons to communicate with our Board, as a whole, and individual directors on matters of interest. Communications to our directors will initially be reviewed by the Secretary and routed to the Chairman or a Board Committee, as appropriate. Stockholders and other interested parties may communicate with the Board, our Non-Executive Chairman, an individual director, the non-employee directors, as a group, or a specific Committee of the Board using the following:

Mail	Telephone
Board of Directors	800-716-3565
General Cable Corporation
Attention: Secretary	Email
4 Tesseneer Drive	Chairman of the Board – Chairman@generalcable.com
Highland Heights, Kentucky 41076	Non-employee directors – Directors@generalcable.com

Any general information requests can be made using our main telephone number (859) 572-8000 or main email address info@generalcable.com.

Transactions with Related Persons

The Company has adopted written policies and procedures for the review and approval of any related party transactions that meet the minimum threshold for disclosure in the proxy statement under the applicable SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Company has not entered into any such transactions since the beginning of its last fiscal year with any related person.

Under our current policies and procedures, related parties are expected to seek Audit Committee approval of related party transactions before the transaction is entered into or amended. The Audit Committee may ratify a transaction after it has been entered into, in which case the transaction will be evaluated on the same standards as a transaction being preapproved. In certain circumstances, the Audit Committee Chair may act on behalf of the Audit Committee. The policy specifically requires approval or ratification if the Company hires a family member of a director (including a director nominee), executive officer, or significant stockholder for total compensation in excess of $120,000 or, after initial approval of the hire, makes any material changes to an employment arrangement.

When seeking approval, the related party will provide the Company’s General Counsel with information about the transaction for the General Counsel’s evaluation and submission to the Audit Committee. The evaluation information includes:

•	the related person’s relationship to the Company and interest in the transaction;

•	material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	benefits to the Company of the proposed transaction;

•	availability of other sources of comparable products or services;

•	an assessment of whether the proposed transaction is on terms that are comparable to terms available to an unrelated third party or to employees generally; and

•	any effect on a director’s independence if the transaction involves a director.

After considering the evaluation information, the Audit Committee will approve or ratify only those transactions that are not opposed to the interests of the Company and that are on terms that are fair to the Company. The Audit Committee may make its approval conditional upon revisions to the terms of the transaction.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information, as of the Record Date, concerning the beneficial ownership of General Cable common stock by: (i) each current director and director nominee; (ii) each of our named executive officers; and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class (5)
Non-Employee Directors
Sallie B. Bailey	25,580	*
Edward Childs Hall, III	28,010	*
Gregory E. Lawton	68,991	*
Craig P. Omtvedt	263,456	*
Patrick M. Prevost	34,780	*
John E. Welsh, III	212,449	*
Named Executive Officers
Robert D. Kenny	38,551	*
Robert C. Kreidler	0	0
Gregory J. Lampert	358,092	*
Matti M. Masanovich	2,006	*
Michael T. McDonnell	207,418	*
Emerson C. Moser	23,238	*
Brian J. Robinson(6)	236,508	*
Leah S. Stark	3,979	*
All Current Directors and Executive Officers, as a Group	883,001	1.8%

(1)	Beneficial ownership is determined under SEC rules and includes voting or investment power with respect to the shares.

The amounts in the table above do not include the following interests in our common stock, which interests do not confer voting or investment power:

•

shares of common stock underlying options which are not currently exercisable or not exercisable within 60 days of March 20, 2017, as follows: 13,274 options for Mr. Moser; 24,889 options for Mr. Masanovich; 329,304 options for Mr. McDonnell; 12,257 options for Ms. Stark; and 32,378 options for the other executive officers as a group;

•

shares of common stock underlying RSUs which have not vested and will not vest within 60 days of March 20, 2017, as follows: 49,581 RSUs for Mr. Moser; 26,892 RSUs for Mr. Masanovich; 235,920 RSUs for Mr. McDonnell; 21,476 RSUs for Ms. Stark; and 89,031 RSUs for the other executive officers as a group; and

•

shares of common stock underlying PSUs (at target) which have not vested and will not vest within 60 days of March 20, 2017, as follows: 56,004 PSUs for Mr. Moser; 36,741 PSUs for Mr. Masanovich; 415,747 PSUs for Mr. McDonnell; 32,180 PSUs for Ms. Stark; and 61,897 PSUs for the other executive officers as a group.

(2)

Includes shares that could be acquired by the exercise of stock options that are currently exercisable or exercisable within 60 days of March 20, 2017, as follows: 3,100 shares for Mr. Kenny; 248,284 shares for Mr. Lampert; 117,362 shares for Mr. McDonnell; 189,580 shares for Mr. Robinson.

(3)

Includes shares allocated to the beneficial owner’s account in the General Cable Corporation Retirement Savings Plan as follows: 2,176 shares for Mr. Moser and 23 shares for the other executive officers as a group. Shares allocated to a participant’s account in the General Cable Corporation Retirement Savings Plan will be voted by the trustee in accordance with the participant’s instructions. If the trustee does not receive instructions as to the voting of particular shares, the trustee will vote such shares in the same proportion to instructions actually received from other participants in the General Cable Corporation Retirement Savings Plan.
(4)

Includes: (a) deferred shares held under the DCP as follows: 27,411 shares for Mr. Lawton; 11,061 shares for Mr. Omtvedt; 21,070 shares for Mr. Prevost; 88,794 shares for Mr. Welsh and (b) phantom stock units resulting from an investment in the General Cable stock fund in the DCP as follows: 3,048 phantom stock units for Mr. Omtvedt; 20,455 phantom stock units for Mr. Welsh; 15,799 phantom stock units for Mr. Lampert; and 4 phantom stock units for Mr. Moser. Deferred shares allocated to a participant’s account in the DCP will be voted by the trustee in accordance with the participant’s instructions. If the trustee does not receive instructions as to the voting of particular deferred shares, the trustee will vote such shares as instructed by the Company. In addition, shares held by the General Cable stock fund in the DCP and allocated to a participant’s account as phantom stock units, will also be voted by the trustee in accordance with the participant’s instructions. If the trustee does not receive instructions as to the voting of particular shares, the trustee will vote such shares as instructed by the Company.

(5)

The percentages shown are calculated based on the total outstanding shares on March 20, 2017 of 49,742,399. The * symbol means less than 1 percent. Percentage calculations assume, for each person and for each group, that all shares that may be acquired by such person or by such group pursuant to stock options currently exercisable or that become exercisable within 60 days of March 20, 2017 are outstanding for the purpose of computing the percentage of common stock owned by such person or by such group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock beneficially owned by any other person.

(6)	Includes 300 shares held in a custodial account for Mr. Robinson’s children.

SIGNIFICANT STOCKHOLDERS

The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5 percent of General Cable’s common stock as of December 31, 2016. We obtained this information from records and statements filed with the SEC under Sections 13(d) and 13(g) of the Exchange Act.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,852,831	15.77%

BlackRock, Inc. (4) 55 East 52nd Street New York, New York 10055	5,602,032	11.26%

Victory Capital Management Inc. (5) 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	2,820,186	5.67%

JPMorgan Chase & Co. (6) 270 Park Avenue New York, New York 10017	2,709,447	5.45%

Dimensional Fund Advisors LP (7) Building One 6300 Bee Cave Road Austin, Texas 78746	2,659,347	5.35%

(1)	Beneficial ownership is determined under SEC rules and includes voting or investment power with respect to the shares.
(2)	The percentages shown are calculated based on the total outstanding shares on March 20, 2017 of 49,742,399.
(3)

Based solely on a Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group (“Vanguard”). Of the shares listed, Vanguard has sole power to vote 93,474 shares, shared power to vote 9,200 shares, and sole dispositive power over 7,752,775 shares and shared dispositive power over 100,056 shares.

(4)

Based solely on a Schedule 13G/A filed with the SEC on January 12, 2017 by Blackrock, Inc. (“BlackRock”). Of the shares listed, BlackRock has sole power to vote 5,474,153 shares and sole dispositive power over 5,602,032 shares.

(5)

Based solely on a Schedule 13G filed with the SEC on February 13, 2017 by Victory Capital Management Inc (“Victory”). Of the shares listed, Victory has sole power to vote 2,639,193 shares and sole dispositive power over 2,820,186 shares

(6)

Based solely on a Schedule 13G filed with the SEC on January 19, 2017 by JP Morgan Chase & Co. (“JP Morgan”). Of the shares listed, JP Morgan has sole power to vote 1,961,192 shares and sole dispositive power over 2,705,005 shares.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP (“Dimensional”). Of the shares listed, Dimensional has sole power to vote 2,535,032 shares and sole dispositive power over 2,659,347 shares.

DIRECTOR COMPENSATION

For 2016, our non-employee director compensation program consisted of the following components:

•	An annual cash retainer of $90,000 ($175,000 for the Chairman);

•

An annual equity grant of restricted stock units with a grant date value of $125,000 ($200,000 for the Chairman). The annual equity award is granted at the conclusion of each year’s annual meeting of stockholders and vests on the first anniversary of the grant date; and

•	An additional annual cash retainer for service as a Committee Chair as follows:

Position	Annual Retainer ($)
Chair of Audit Committee	15,000
Chair of Compensation Committee	10,000
Chair of Governance Committee	10,000

•

A special one-time equity award of restricted stock units was granted to Mr. Welsh, Ms. Bailey, Mr. Lawton and Mr.Omtvedt, with a grant date value of $29,880, and to Mr. Hall and Mr. Prevost, with a grant date value of $14,940, for additional committee service required in 2015 in connection with oversight of certain regulatory investigations. This one-time equity award vested immediately upon grant.

Non-employee directors are also reimbursed for out-of-pocket expenses for attendance at Board and Committee meetings.

Non-employee directors may elect to defer all or a portion of their annual retainers and equity awards on an annual basis before the beginning of each calendar year. Deferrals remain in the General Cable Deferred Compensation Plan (“DCP”) until termination of services as a director. Cash retainers deferred and dividends paid on deferred equity awards may be invested in any of the investment vehicles provided under the DCP. Deferred equity awards may not be reinvested into other vehicles and will be distributed in accordance with distribution elections made by each participant. Operation of the DCP and distributions are also subject to Section 409A of the Code, which imposes procedural (including timing) restrictions on the DCP and on any future changes in distribution elections.

Beginning in 2017, our non-employee director compensation program will be subject to an annual aggregate limit on compensation, including the annual cash retainer paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $690,000.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board encourages directors to attain a meaningful stock ownership interest in General Cable. Under our Stock Ownership Guidelines, non-employee directors are required to own common stock with a value equal to five times the annual cash retainer within five years from their date of appointment. Each of our non-employee directors was in compliance with these requirements as of December 31, 2016.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Sallie B. Bailey	105,000	145,097	250,097
Edward Childs Hall, III	90,000	130,157	220,157
Gregory E. Lawton	100,000	145,097	245,097
Craig P. Omtvedt	100,000	145,097	245,097
Patrick M. Prevost	90,000	130,157	220,157
John E. Welsh, III	175,000	214,282	389,282

(1)

Represents the grant date fair value of the equity award of restricted stock units made on February 9, 2016 and the annual equity award of RSUs made on May 19, 2016 as determined under Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation (“ASC Topic 718”). Mr. Prevost deferred his 2016 annual equity award into our DCP.

Director Outstanding Equity Awards

The following table presents the outstanding stock options and RSUs held by each of our non-employee directors as of December 31, 2016.

	OPTION AWARDS					STOCK AWARDS
Name	Options Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares and Units Grant Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Ms. Bailey		—	—			5/19/2016	8,410	160,210
Mr. Hall		—	—			5/19/2016	8,410	160,210
Mr. Lawton	2/14/2007	2,500	—	50.68	2/14/2017	5/19/2016	8,410	160,210
Mr. Omtvedt	2/14/2007	2,500	—	50.68	2/14/2017	5/19/2016	8,410	160,210
Mr. Prevost		—	—			5/19/2016	8,410	160,210
Mr. Welsh	2/14/2007	5,000	—	50.68	2/14/2017	5/19/2016	13,460	256,413

(1)	The RSUs granted in May, 2016 vest on the first anniversary of the date of grant. Each RSU represents the right to receive one share of common stock.
(2)	The market value of the RSUs is based on the closing price of General Cable common stock on December 31, 2016 of $19.05.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section provides an overview of our compensation philosophy, the objectives and design of our executive compensation program, and the compensation actions for our 2016 named executive officers (“NEOs”) below, in the context of our company strategy and our fiscal 2016 performance:

•	Michael T. McDonnell, President and Chief Executive Officer

•	Matti M. Masanovich, Senior Vice President and Chief Financial Officer

•	Robert D. Kenny, Former Executive Vice President and Chief Executive Officer, Europe and Africa

•	Emerson C. Moser, Senior Vice President, General Counsel and Corporate Secretary

•	Leah S. Stark, Senior Vice President and Chief Human Resources Officer

•	Robert C. Kreidler, Former Interim Chief Financial Officer

•	Gregory J. Lampert, Former Executive Vice President and Chief Executive Officer, Americas

•	Brian J. Robinson, Former Executive Vice President and Chief Financial Officer

Highlights of 2016 Financial Performance and Strategic Accomplishments

•

Achieved significant progress in the execution of our strategic roadmap to transform the Company into a more focused, efficient and innovative organization, including strengthening the global management team

•	Simplified the Company’s geographic portfolio and reduced organizational complexity

•	generated proceeds of $203 million from 2014 to date from sales of operations in the Asia-Pacific region and Africa under the divestiture program

•

completed the sale of other businesses that did not fall within the Company’s strategic criteria including its North America automotive ignition wire business for $71 million and its business in Venezuela for $6 million

•	Continued strong management of working capital generated $155 million of operating cash flow

•	Reduced net debt by $130 million from the end of 2015; net leverage to 3.6x from 3.7x*

•	Maintained significant liquidity with $399 million of availability on the Company’s asset based credit facility

*Net debt (defined as total debt less cash) and net leverage (defined as net debt divided by adjusted EBITDA) are non-GAAP financial measures. For a reconciliation of adjusted EBITDA, please refer to Exhibit A. Adjusted EBITDA is one of the performance measures used in our annual incentive plan, as discussed below.

Compensation Philosophy

At General Cable, our executive compensation philosophy is to provide a well-balanced and competitive program that aligns the interests of our executives with those of our stockholders. Our incentive programs are designed to deliver sustainable, long-term stockholder value through the execution and achievement of key financial and strategic objectives. In recent years, we have continued to adjust our compensation program to further align with our evolving business, focusing on refining elements of our incentive designs that we feel are critical to our strategic roadmap. In setting and designing annual compensation for our executives, our Compensation Committee considers the following principles:

•	annual target compensation that is only realized when target performance is achieved and positioned competitively relative to our peers and other relevant market data;

•	incentive programs that consider financial and strategic objectives that directly support the execution of the Company’s strategic roadmap;

•	a balanced pay structure that reinforces pay for performance while promoting retention through an appropriate mix of fixed and variable pay components.

2016 Say on Pay Vote

The outcome of stockholder advisory votes on executive compensation serve as inputs for the Compensation Committee when making any decisions related to compensation levels or design. Following our 2016 Annual Meeting of Stockholders, advisory support of our executive compensation program was 80.5%. Our Compensation Committee carefully considers investor feedback when evaluating our executive compensation programs. Enhancements are incorporated into the programs in order to stay abreast of evolving market practices and align to investor preferences.

2016 Compensation Committee Actions

For 2016 the Compensation Committee approved the following changes to our executive compensation program:

•	adopted double-trigger change in control provisions for equity grants to executive officers

•

transitioned back to a 50% performance stock unit, or PSU, and 50% restricted stock unit, or RSU long-term incentive, or LTI, mix by eliminating the long-term cash component from 2016 annual LTI grants to executive officers

•

under the annual incentive plan, adopted a commodity pricing adjustment mechanism to help mitigate unintended incentive outcomes caused by variability in commodity prices on inputs that are required in executing the Company’s core business operations

•	eliminated the legacy perquisite allowance of $15,000 for Messrs. Robinson and Lampert

Compensation and Governance Highlights

Things We Do	Things We Don’t Do
Cap Director compensation levels. In 2017, set annual aggregate limit not to exceed 3x annual cash retainer and equity grants.	Design programs that encourage unreasonable risk taking.
Pay for Performance. A majority of CEO and NEO total compensation is at risk.	Provide excise tax gross-ups in future severance plans and agreements.
Closely tie objective financial metrics in our annual and performance-based long-term awards to business strategy.	Allow hedging transactions or pledging of Company stock by officers or directors.

Recover compensation through a “claw-back” policy. Provides the Board the ability to recoup compensation in the event of a violation of our Code of Ethics or upon a restatement of our financial statements due to material noncompliance.	Allow backdating or repricing of awards.

Set significant stock ownership and retention requirements for executives and directors. 6x salary for the CEO, 3x salary for the other NEOs, and 5x annual cash retainer for directors.	Enter into employment contracts unless required by local law or prevailing market practice.

Have double-trigger change in control provisions.
Utilize the services of an independent compensation consultant.

Highlights of 2016 Compensation

Base Salary. Adjustments to base salary are made from time to time in order to deliver market competitive base salaries to our NEOs. For 2016, salaries were adjusted to reflect market competitive levels and reflect any changes in scope of role.

Annual Incentives. We provide annual cash incentive opportunities to our NEOs under our Annual Incentive Plan, or AIP. Awards granted under the AIP are designed to drive corporate, geographic regional and individual performance. Consistent with our pay-for-performance philosophy, all of our NEOs are provided with an opportunity to earn a cash incentive award under our AIP for the achievement of annual business objectives against pre-approved targets that the Committee and Management believe are challenging yet realistic and reflective of General Cable’s current and anticipated market conditions. The business objectives reflect a combination of key financial drivers as well as strategic objectives based on an executive’s role and accountabilities. For 2016, our CEO received 88% of his target cash incentive award and our other NEOs averaged 90% of target based on Company and individual results.

Long-Term Incentives. For 2016, each of our NEOs, with the exception of Mr. Kreidler, received a long-term incentive award. The value of the award to each of our NEOs was divided equally among performance stock units, or PSUs, and restricted stock units, or RSUs. The PSUs vest, if at all, based on the Company’s performance over the fiscal 2016-2018 performance period. The RSUs vest in equal increments at the end of each year in the fiscal 2016-2018 performance period if the Company achieves the performance goal specified for the applicable year.

Mix of Total Compensation. The following table shows each compensation element as a percentage of total target compensation for each of our NEOs for 2016. For purposes of this discussion, total target compensation means the sum of base salary, target AIP award, and target long-term incentive compensation award. The percentage of total target compensation is calculated by dividing (i) the value of each target compensation element by (ii) the value of total target compensation. Note that the target percentages reflected in the table are based on awards at target and therefore do not match the values reflected in the “Summary Compensation Table.”

Name	Base Salary	Target AIP Award	Target LTI Equity Award (1)	Total
Mr. McDonnell	16%	18%	66%	100%
Mr. Masanovich (2)	25%	18%	57%	100%
Mr. Kenny	26%	21%	53%	100%
Mr. Moser	31%	22%	47%	100%
Ms. Stark (2)	36%	21%	43%	100%
Mr. Kreidler (3)	N/A	N/A	N/A	N/A
Mr. Lampert	21%	20%	59%	100%
Mr. Robinson	21%	20%	59%	100%

(1)

The long-term incentive equity awards consist of PSUs and RSUs for each of the NEOs. The PSU award values used to calculate the percentages in this chart were the Compensation Committee approved values prior to the application of the Monte Carlo simulation option-pricing model to determine their fair value which is reported in the Summary Compensation Table.

(2)	Mr. Masanovich and Ms. Stark were hired during 2016. Their compensation target mix is annualized for purposes of this table.
(3)	Mr. Kreidler was interim CFO and was paid as a consultant, not an employee. He was not eligible to receive base salary, AIP or LTI awards.

2017 Compensation Committee Actions

For 2017, the Compensation Committee made the following changes to our compensation programs as it believes they are consistent with our compensation philosophy, pay for performance environment and market trends:

•	reintroduced stock options for executive officers to further align executive and stockholder interests and promote longer-term value creation for a 15% stock option, 35% RSU and 50% PSU LTI mix

•	eliminated the “carry-over” feature within the umbrella trigger on time-vested RSUs that allows additional opportunities to vest award tranches

•	rebalanced weightings of overall financial and strategic measurement for all executives to place significant emphasis on financial performance over strategic performance

2016 Executive Compensation Program

Consistent with our executive compensation philosophy, our executive compensation program includes a mix of a lower percentage of fixed and higher percentage of variable compensation elements and provides alignment with business goals through both annual and long-term incentives. Incentives are designed to drive overall corporate performance, specific business strategies and individual performance using measures the Compensation Committee believes correlate to stockholder value and align with our business strategy and operating priorities. Individual compensation packages include both fixed and variable components and vary depending on the executive’s level, nature of responsibilities, growth potential, performance, tenure, and internal pay equity. The main elements of our 2016 executive compensation program are outlined in the table below.

	Compensation Element	Purpose
Annual Compensation	Base Salary	Represents pay for an individual’s primary duties and responsibilities. Base salaries are reviewed annually and are established based on scope of responsibility, individual performance, potential, and competitiveness versus the relevant external market and our operating performance.
	Annual Incentives	Provides a performance-based cash incentive opportunity. Rewards achievement of specific financial and strategic measures including corporate and geographic regional results as well as individual performance. The amount earned will vary relative to the targeted level based on our actual results and the individual’s performance.
Long-Term Incentive Compensation	Restricted Stock Units	Provides time-based awards under a plan designed to enhance executive stock ownership, as well as an incentive for retention and sustaining stockholder value. Value of awards is directly dependent on our stock price and our performance.
Performance Stock Units

Provides a performance-based equity incentive opportunity. Rewards achievement of financial measures, as well as supporting retention and aligning pay with performance. Value of awards will vary depending on our actual results over the course of a three year performance period.

Benefits and Retirement	U.S. Retirement Benefits and Deferred Compensation

Provides benefits to our U.S.-based executive officers at retirement from our Company. Our core plan is a defined contribution retirement and savings plan, including a 401(k) employee contribution with matching Company contributions (“Retirement Plan”). The Retirement Plan is identical to the plan provided to non-executive employees.

Our deferred compensation plan (DCP) permits U.S.-based participants to defer salary, incentive bonuses or stock awards to a future date, generally separation from service with the Company. Within the DCP, we have a non-qualified supplemental or excess retirement plan (“BEP”), which provides benefits in excess of IRS limits under the Retirement Plan.

	Welfare Plans and Other Benefits	Provides for basic health care, life, and income security needs, including life, medical, dental, disability, and other employee welfare benefits, fringe benefits, and limited perquisites.
	Executive Officer Severance Benefit Plans and Arrangements	Provides severance benefits in the case of involuntary termination of employment in the form of salary continuation, target bonus, pro-rata bonus, health and welfare benefits and outplacement services.

We believe these compensation elements are consistent with relevant competitive market practices.

Our Compensation Committee Process

The Compensation Committee, with support from its compensation consultant, annually engages in a comprehensive assessment of General Cable’s executive officer total target compensation levels and executive pay program design. For purposes of this review, total target compensation means the sum of base salary, annual cash incentive targets, and long-term incentive targets. In preparation for the annual determination of each executive officer’s total target compensation, our Compensation Committee meets to consider market trends, the competitiveness of our compensation program, and the performance of our executive officers individually and in relation to our overall performance. In making its final total target compensation determinations, our Compensation Committee applies a common methodology for all of our executive officers.

Chief Executive Officer Compensation. Our Chief Executive Officer’s overall compensation is set by our Compensation Committee based on its assessment of our Chief Executive Officer’s individual performance and our Company’s overall performance, as well as the financial and operating performance of a peer group and other relevant market data. Mr. McDonnell’s target annual cash compensation and target long-term incentive are targeted to approximate the median of our peer group and industry survey data and are designed to align his interests with the long term interests of our stockholders.

Other NEO Compensation. Compensation for our other NEOs is based on recommendations by our Chief Executive Officer to our Compensation Committee. Our Compensation Committee considers these recommendations based on each executive’s individual responsibility, experience, and overall performance, including the attainment of their individual performance objectives and internal pay comparisons among our executive group. In addition, in setting the compensation of our other NEOs, the Compensation Committee reviews compensation data from a peer group and compensation surveys.

Role of Our Compensation Consultant

The Compensation Committee continued to engage Hay Group as its independent compensation consultant for 2016. For our 2016 executive compensation program, Hay Group, at our Compensation Committee’s direction:

•	presented current trend information to support the Compensation Committee on evolving executive pay practices and regulatory landscape;

•	reviewed the comparator peer group with our Compensation Committee to determine whether any changes were appropriate for 2016;

•	provided an analysis of market and peer group data regarding total compensation levels and practices for the executive officers;

•	provided considerations to management and the Compensation Committee regarding executive compensation levels and design.

Competitive Market Pay Information

Our Compensation Committee reviews a comparative analysis prepared by Hay Group as well as survey data and market trend information for each of our executive officers. The Hay Group also provides an annual review of long-term incentive award trends as a reference point for setting long-term incentive awards for each executive officer.

Our Compensation Committee reviews data from two sources as reference points to ensure that our executive compensation program offers competitive total compensation opportunities and reflects best practices in compensation plan design. These two sources are a comparator peer group and compensation survey data. The peer group analysis serves as the primary source in assessing our pay competitiveness. The survey analysis serves as a secondary source in validating and balancing peer group results by assessing pay competitiveness from a broader market and job function perspective. The use of multiple data sources contributes to a more holistic market analysis and provides clarity on the ranges of pay opportunity in the market.

The development of an appropriate peer group involves a balanced approach that focuses on size (revenue and/or market capitalization), sector (industry/business competitors) and business model (how the company makes money) with consideration of talent market, degree of internationalization, and customer base/market share. Our peer group was reviewed at the end of fiscal 2015 by the Compensation Committee with the assistance of Hay Group. Based on the review, the Compensation Committee determined that changes to the Company’s comparator peer group were necessary to reflect the Company’s anticipated revenue size as it restructured its business. Ball Corporation and TE Connectivity Ltd. were deleted from the comparator peer group and Joy Global, Inc. and Valmont Industries were added to the comparator peer group. Set forth below is the comparator peer group selected by the Compensation Committee for use in setting fiscal 2016 executive compensation:

2016 Comparator Peer Group
AK Steel Holding Corporation Allegheny Technologies Incorporated Amphenol Corporation Anixter International Inc. Belden Inc.	Corning Incorporated Dover Corporation EMCOR Group Inc. Hubbell Incorporated ITT Corporation Joy Global Inc.	Mastec, Inc. Quanta Services, Inc. Steel Dynamics Inc. The Timken Company Valmont Industries Inc. WESCO International, Inc.

We ranked at the 43rd percentile in revenue size relative to the companies that comprised this peer group.

The Compensation Committee also uses compensation survey data in its evaluation of executive pay. Survey data provides insight into positions that may not generally be reported in proxy statements. To help evaluate fiscal year 2016 compensation levels, the Compensation Committee reviewed survey information from the US Towers Watson CDB General Industry Executive Compensation survey (2015). In addition to reviewing broad-based data and information from a peer group, our Compensation Committee also considers internal comparisons of pay within the executive group.

Hay Group was engaged by and reported directly to our Compensation Committee and provided independent counsel on executive compensation matters. The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and NYSE listing standards and concluded that no conflict of interest exists.

Annual Cash Compensation

Base Salary. Base salaries are an important element of compensation and provide our executive officers with a base level of income. In determining base pay, our Compensation Committee considers the executive’s responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness, as compared to the external market, and our Company’s operating performance. Base salaries are reviewed annually by the Compensation Committee as part of its regular compensation review process based on the benchmarking process and the other factors described above, as well as special achievements and promotions. The 2016 approved annual salaries for our NEOs were as follows:

Name	2016 Base Salary	2015 Base Salary	% Change
Mr. McDonnell	$950,000	$925,000	3%
Mr. Masanovich	$475,000	N/A	N/A
Mr. Kenny(1)	$400,000	$325,000	23%
Mr. Moser(2)	$375,000	$325,000	15%
Ms. Stark	$380,000	N/A	N/A
Mr. Kreidler(3)	N/A	N/A	N/A
Mr. Lampert	$510,000	$480,000	6%
Mr. Robinson	$510,000	$480,000	6%
(1)	Mr. Kenny’s base salary increase was made to bring his base salary into greater alignment with market pay practices.

(2)	Mr. Moser’s base salary increase was made based upon successful performance in his new role and to bring his base salary into greater alignment with market pay practices.
(3)	Mr. Kreidler was interim CFO and was paid as a consultant, not an employee. He was not eligible to receive base salary.

Annual Incentive Awards. Each executive officer’s target annual incentive opportunity is based on job responsibilities, alignment with internally comparable positions and peer company market data. When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. If performance with respect to a specific measure is above or below target, the actual payout will be above or below the target annual incentive opportunity for that measure. The graphic below illustrates the weighting of performance metrics for each NEO.

Target Annual Incentive Opportunity	×	Business Performance (weighted 65%)	+	Individual Performance (weighted 35%)	=	Annual Incentive Award

Award levels at target under the AIP are within the competitive range as determined by reference to our comparator peer group and compensation survey data, with the opportunity to earn more or less depending on actual financial performance of the Company and individual performance. For 2016, the Compensation Committee, with input from Hay Group and our Chief Financial Officer, determined that the AIP would consist of four separate measures by which executive officers would be evaluated: (i) adjusted EBITDA, a strong indicator of overall operating performance; (ii) operating margin, which is an indication of operating efficiency, profitability and ability to take on additional investments; (iii) cash conversion cycle days, or CCCD, which is an efficient measure of inventory-to-cash conversion; and (iv) individual strategic measures, which are strategic initiatives tailored to each executive officer’s unique focus areas.

The performance criteria used as the basis for awards and the specific targets can vary from year to year. Generally, the financial targets are based on our annual financial plan and are typically set at levels that exceed the level of performance in prior years but consider our business and market outlook at that time as we operate in a highly cyclical industry. Similar to 2015, the Compensation Committee approved an initial performance target designed to qualify our 2016 AIP payouts as performance-based compensation for purposes of Section 162(m) of the Code (i.e., “umbrella plan”).

The following table sets forth the weightings assigned to each performance measure under the 2016 AIP for each NEO. The performance weightings assigned to each executive are intended to balance the importance of achieving key corporate and regional financial metrics with the individual strategic measures necessary to position the Company for the future. Individual performance weightings were increased to allow each NEO to focus on the Company’s strategic initiatives that are critical to its longer-term transformation.

	Performance Measures and Weightings
	Corporate				Regional		Individual
Name	Adjusted EBITDA	CCCD	Operating Margin	Adjusted EBITDA	CCCD	Operating Margin	By Executive
Mr. McDonnell	35%	10%	20%				35%
Mr. Masanovich	35%	10%	20%				35%
Mr. Kenny	10%	7.5%	7.5%	20%	7.5%	12.5%	35%
Mr. Moser	35%	10%	20%				35%
Ms. Stark	35%	10%	20%				35%
Mr. Kreidler (1)
Mr. Lampert (2)	10%	7.5%	7.5%	20%	7.5%	12.5%	35%
Mr. Robinson	35%	10%	20%				35%

(1)	Mr. Kreidler was interim CFO and was paid as a consultant, not an employee. He was not eligible to receive AIP or LTI awards.
(2)

The weightings at target for regional level measures for Mr. Lampert were further divided as follows: adjusted EBITDA 17.5%, CCCD 6.5% and Operating Margin 10.9% for North America and adjusted EBITDA 2.5%, CCCD 1.0% and Operating Margin 1.6% for Latin America.

Business Performance Targets and Results. In determining annual incentive awards for 2016, the Compensation Committee considered actual Company performance against the pre-established performance targets noted in the table below.The performance targets were set at levels necessary to meet or exceed the financial goals of our 2016 business plan to ensure the performance targets are challenging and our executive officers are motivated to deliver on our financial goals.

Performance Measure	Adjusted EBITDA (1) ($ in millions)				CCCD (2)				Operating Margin (3)
Performance Target	Thres hold	Target	Max	Actual	Thres hold	Target	Max	Actual	Thres hold	Target	Max	Actual
Corporate - Level
Corporate	$200	$249	$297	$231	100	95	90	(4)	3.7%	4.6%	5.6%	4.2%
Regional - Level
North America	$150	$186	$223	$179	104	99	94	99	5.4%	6.7%	7.9%	6.7%
Latin America	$22	$27	$32	(4)	130	125	120	(4)	0.6%	1.3%	1.9%	(4)
Europe	$37	$43	$51	$45	69	64	59	(4)	1.7%	2.2%	2.9%	2.5%
(1)

Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to their corresponding GAAP financial measures see Exhibit A to this Proxy Statement. For purposes of the AIP, “adjusted EBITDA” is defined as: operating income plus depreciation and amortization, with operating income being adjusted for extraordinary, nonrecurring or unusual charges and other certain items.

(2)	Cash Conversion Cycle Days, or CCCD, is defined as days inventory outstanding plus days sales outstanding minus days payable outstanding.
(3)	Operating Margin is defined as Net Operating Profit After Tax, or NOPAT, divided by net revenue.
(4)	Actual results were below the threshold performance metric.

2016 Individual Strategic Measures

The individual strategic measures for each of our named executive officers were established by our Compensation Committee with input from the Chief Executive Officer and Executive Vice President, Chief Human Resources Officer for the other executive officers. We have not disclosed the individual strategic measures because we believe this disclosure would reveal confidential strategic objectives and would result in competitive harm to us. The strategic measures were designed to be “stretch” goals that were achievable with what we believe represented an elevated level of effort and performance.

The payout of the strategic measure component of annual performance awards under the AIP is more qualitative in nature and subjective in measurement. Following the end of the performance year, the Compensation Committee subjectively reviews each executive’s performance against the various strategic measures and considers any special factors that could have affected performance during the year. Based on this review, the Compensation Committee approved AIP payouts to Messrs. McDonnell, Kenny, Moser, Lampert, and Robinson based on the achievement of their various strategic measures. Ms. Stark and Mr. Masanovich joined the company in July 2016 and November 2016, respectively, and their AIP awards were determined by the Compensation Committee through a holistic assessment of the Company’s performance and their respective leadership and delivery on the Company’s strategic objectives. Mr. Kreidler was interim CFO and was paid as a consultant, not an employee, and was not eligible to receive AIP awards.

Individual Performance. In determining annual incentive awards for 2016, the Compensation Committee considered the Company’s performance against the pre-established performance targets noted above and the following individual accomplishments by the NEOs.

•

Mr. McDonnell: Mr. McDonnell’s leadership was paramount to driving substantial progress in executing the Company’s strategic roadmap, which included focusing the Company’s business portfolio, building a robust, market-driven growth process and capability, and restructuring to create a lean, efficient operating platform.

•

Mr. Masanovich: Mr. Masanovich was named Senior Vice President and Chief Financial Officer in November 2016. He made early and substantial contributions to several key financial processes including the 2017 business plan and cash management.

•	Mr. Kenny: Mr. Kenny executed against strategic objectives designed to position the communications and turnkey project businesses for future growth.

•

Ms. Stark: Ms. Stark was named Senior Vice President and Chief Human Resources Officer in July 2016. During this time, Ms. Stark completed a robust workforce and HR assessment for the purpose of transforming culture, service levels, and system enhancement. Resulting plans have been developed and initial actions have been taken to execute.

•

Mr. Moser: Mr. Moser has been instrumental in effectively managing critical litigation and investigations, including negotiating a favorable resolution of significant regulatory investigations and the dismissal of legacy litigation related to past financial restatements. Mr. Moser continued to contribute to successful, timely, and cost-effective closures of numerous divestitures during 2016, allowing the Company to optimize its business portfolio.

•	Mr. Robinson: Mr. Robinson led the global finance organization, improved cash and working capital management and provided oversight to the Asia Pacific region’s divestiture processes.

•	Mr. Lampert: Mr. Lampert led the Company’s North American business and executed against key growth and cost reduction initiatives.

Overall Results. The following table summarizes the actual annual incentive awards paid to the NEOs under the 2016 AIP. Awards are based on 2016 business and individual performance in the context of the target annual incentive opportunity and the potential range of payouts.

Name	Target AIP Award	Range of Potential Payouts Based on Business and Individual Results	Actual AIP Award	Actual AIP Award as a % of Target
Mr. McDonnell	$1,045,000	0 - 2,090,000	$920,123	88%
Mr. Masanovich (1)	$45,165	0 - 90,330	$53,068	117%
Mr. Kenny	$320,000	0 - 640,000	$244,240	76%
Mr. Moser	$262,500	0 - 525,000	$254,101	97%
Ms. Stark (2)	$104,880	0 - 209,760	$108,865	104%
Mr. Kreidler (3)	N/A	N/A	N/A	N/A
Mr. Lampert	$484,500	0 - 969,000	$397,145	82%
Mr. Robinson (4)	$298,371	0 - 596,742	$184,393	62%

(1)	The target AIP award for Mr. Masanovich reflects the pro-rated amount of his annual AIP target based on his November 11, 2016 hire date.
(2)	The target AIP award for Ms. Stark reflects the pro-rated amount of her annual AIP target based on her July 15, 2016 hire date.
(3)	Mr. Kreidler was interim CFO and was paid as a consultant, not an employee. He was not eligible to receive AIP awards.
(4)	The target AIP award for Mr. Robinson reflects the pro-rated amount of his annual AIP target based on his August 12, 2016 termination date.

Long-Term Incentives

Long-term incentive awards are granted to our executive officers under our 2005 Plan and under our amended and restated Stock Incentive Plan effective May 14, 2015 (the “Amended Plan”). The target value for each long-term incentive award for each executive officer is determined by our Compensation Committee taking into consideration our Company’s performance in the past year and the contributions made by our executive officers as a whole, within the context of market practices.

Each year, our Compensation Committee, with input from its compensation consultant, reviews the relative long-term equity and cash incentive mix for our executive officers and makes a final determination. For 2016, our Compensation Committee determined that the long-term incentive award would be comprised of an equal mix of RSUs and PSUs awards. Our Compensation Committee determined that this mix would be an effective balance of providing a meaningful level of retention and emphasizing direct performance linkage. The amount of each type of long-term incentive award that each executive received in 2016 is outlined in the table below.

Name	Target Total LTI ($)	RSUs (# of shares)	Target PSUs (# of shares)
Mr. McDonnell	$3,800,000	175,764	175,764
Mr. Masanovich (1)	$228,126	9,814	6,286
Mr. Kenny	$800,000	37,003	37,003
Mr. Moser	$563,000	26,041	26,041
Ms. Stark (2)	$456,000	17,182	17,182
Mr. Kreidler (3)	N/A	N/A	N/A
Mr. Lampert	$1,454,000	67,253	67,253
Mr. Robinson	$1,454,000	67,253	67,253

(1)	Mr. Masanovich joined the Company in November 2016.
(2)	Ms. Stark joined the Company in July 2016.
(3)	Mr. Kreidler was interim CFO and was paid as a consultant, not an employee. He was not eligible to receive LTI awards.

Vesting of 2016 LTI Awards

RSU Awards. RSU Awards vest in equal installments over a three-year period commencing December 31, 2016, provided that the executive officer remains employed with the Company and if adjusted EBITDA divided by $100 million is greater than 1 for that year. The Compensation Committee believes that the adjusted EBITDA performance metric provides a meaningful indicator of financial soundness for purposes of vesting of long-term incentive awards. If any portion does not vest, it is carried forward to the next year, where vesting is again contingent on the executive’s continued employment and the adjusted EBITDA performance threshold. The performance goal was satisfied for the 2016 calendar year. Beginning in 2017, the carry-forward practice was eliminated. The RSUs include dividend equivalent rights, subject to the same vesting requirements and forfeiture provisions as the RSUs, and are settled in the form of a cash payment at the same time that the vested RSUs are settled.

PSUs. PSUs granted in 2016 vest only if the Company meets the following cumulative three-year performance metrics: relative total stockholder return (“RTSR”) and return on invested capital (“ROIC”), with assigned weightings of 50% and 50%, respectively. The Compensation Committee determined that RTSR and ROIC provide the best balance between outperformance and absolute performance, while strengthening the alignment of long-term incentive payments with stockholder value creation and capital efficiency.

RTSR is measured by ranking the Company’s 3-year stock price return to the companies in a comparator peer group, which differs from the comparator peer group used for benchmarking and setting compensation levels. The Compensation Committee selected, with the assistance of Hay Group, the S&P 1500 Capital Goods

Index to use as the comparator peer group because it reflects companies and business cycles similar to General Cable. Therefore, companies within the Index may be similarly affected by relevant market and industry conditions. Our RTSR performance will be assessed against the S&P 1500 Capital Goods Index at the end of the performance period. The RTSR performance percentiles were adopted by the Compensation Committee based on their assessment that such percentiles reflect market competitive long-term incentive pay practices, as well as meaningful levels of relative performance that warrant PSU payouts at threshold, target and maximum levels. ROIC measures how effectively we manage capital invested in our operations.

At the beginning of the performance period, threshold, target, and maximum ROIC goals were set by the Compensation Committee based on the Company’s business outlook and market conditions at that time. The performance period commenced on January 1, 2016, and ends on December 31, 2018. Based on the performance at the end of the three-year period, our NEOs may earn less or more than the target award granted in 2016. The two performance metrics operate independently. RTSR performance below the 30th percentile of our performance peer group, or ROIC performance below 6.5%, will result in 0% payout for each metric. The maximum payout for each metric is 200%. Limitations on the PSUs subject to the RTSR performance metric dictate that, if General Cable’s total shareholder return over the period is negative, the maximum amount earned shall be capped at target. As a result, even if General Cable’s relative three-year total shareholder return is ranked at the top of its performance comparator group, but is negative on an absolute basis, our NEOs would only earn target amounts on the RTSR portion of the PSUs. The PSUs include dividend equivalent rights, subject to the same vesting requirements and forfeiture provisions as the PSUs, and are settled in the form of a cash payment at the same time that the vested PSUs are settled.

The following table sets forth the percentage of PSUs which will vest at the end of the three-year performance period based on the level of performance under both performance metrics. If the performance thresholds are met, grants are denominated and settled in shares of General Cable common stock. The targets set forth below were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

	<Minimum	Minimum	Target	Maximum

RTSR(1)	Less than 30th Percentile	30th Percentile	50th Percentile	75th Percentile or Above
Vested Percent of RTSR Units	0%	50%	100%	200%

ROIC(2)	Less than 6.5%	6.5%	7.5%	8.5% or Above
Vested Percent of ROIC Units	0%	50%	100%	200%

(1)

The 2016 PSUs defined RTSR as the Company’s average total shareholder return for each performance period in comparison to the average total shareholder return for the S&P 1500 Capital Goods Index for each performance period. Total shareholder return was defined as ending stock price minus beginning stock price plus dividends divided by beginning stock price. Beginning and ending stock price based on a 30-day average to minimize stock volatility that may occur on a point-to-point calculation when specific dates are involved

(2)

The 2016 PSUs defined ROIC as net operating profit after tax divided by invested capital. Invested capital is equal to the Company’s net debt plus shareholder’s equity. Net operating profit after tax will be adjusted for extraordinary, nonrecurring or unusual charges and other certain items.

Vesting of 2014 Performance-based LTI

In February 2014, the Compensation Committee awarded certain executive officers (other than Messrs. Kenny and Moser) a target number of PSUs that would be earned subject to the Company’s performance under two cumulative three-year performance metrics, relative total shareholder return (“RTSR”) and return on invested capital (“ROIC”), with assigned weightings of 50% and 50%, respectively.

The performance period commenced on January 1, 2014, and ended on December 31, 2016. The payouts for the 2014 PSUs could have ranged from 0% to 200% of each officer’s target, with a threshold payout for each performance measure equal to 50% of target. For the PSUs to be payable, the threshold or minimum achievement level for at least one of the performance measures must have been attained. Based on the performance at the end of the three-year period, the Compensation Committee determined that threshold performance was not achieved and that a resulting performance factor of 0% would be applied to our officers who had received a 2014 PSU grant.

Compensation Recoupment Policy

In December 2011, our Board of Directors adopted an incentive compensation recoupment policy (“Clawback Policy”) that allows us to recover incentive-based compensation from our executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws or from executive officers or key employees if the individual materially violates our Code of Ethics. Upon the restatement of our financial statements due to material noncompliance, our Board of Directors may, to the fullest extent permitted by law, require each current and former executive officer to reimburse us for any amount paid within the last thirty-six (36) months in excess of the amounts that would have been paid under our restated financial statements. In the event of a material violation of our Code of Ethics by an executive officer or key employee, our Board of Directors can recover any incentive-based compensation paid to such individual within the last twelve (12) months. Our Board of Directors has the sole discretion to determine the form and timing of the recovery, which may include repayment and an adjustment to future incentive-based compensation payouts or grants. The remedies under our Clawback Policy are in addition to, and not in lieu of, any legal and equitable claims we may have or any actions imposed by law enforcement agencies, regulators or other authorities. Our Clawback Policy was effective and applies to all incentive-based compensation payouts or grants, including grants, awards or amounts paid under the AIP, under the 2005 Plan (after January 1, 2012), or under the Amended Plan.

Accounting Considerations

The accounting standards applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 (formerly FASB Statement 123R) is one factor that the Compensation Committee and we consider in the design of our long-term equity incentive programs. The Compensation Committee and the Company monitor FASB ASC Topic 718 expense, but expense will not be the only factor in making decisions about our long-term incentive plans.

Deductibility of Executive Compensation

Our Compensation Committee takes into account the tax impact of material provisions of and changes to our executive compensation program and discusses such matters periodically during the year. Generally, we realize a tax deduction upon the payment of compensation to the executive officer. In general, our policy is to optimize the tax deductibility of executive compensation so long as satisfying the conditions for deductibility is consistent with the objectives (as determined by the Compensation Committee, in the exercise of its business judgment) of maintaining competitive, motivational performance-based compensation that is aligned with stockholder interests and retaining executive officers. Accordingly, the Compensation Committee may, in the exercise of such discretion, approve the payment of compensation regardless of its deductibility.

Retirement Plans and Other Company Benefits

Our U.S.-based NEOs participate in the full range and scope of retirement and welfare and other plans as all other U.S.-based employees of General Cable do, except as noted below. In this area, as in other aspects of our compensation program, we target these types of benefits to be competitive within the relevant market identified.

Retirement Benefits. General Cable and our subsidiaries sponsor Retirement and Savings Plans (“Retirement Plans”) for salaried and hourly employees in the United States. The Retirement Plans are tax-qualified, defined contribution plans under which fixed contributions are made for the account of each participating employee each year. Prior to July 22, 2016, for salaried employees, under the retirement component, a contribution of four percent of eligible compensation is made, and under the savings or 401(k) component, a matching contribution is made in the amount of two percent of eligible compensation so long as the employee contributed at least four percent of compensation through our payroll deduction program. Beginning July 22, 2016, for salaried and hourly employees (subject to collective bargaining agreements), under the retirement component, a contribution of six percent of eligible compensation was made, and under the savings or 401(k) component, a matching contribution was made in the amount of fifty percent of the employee’s contribution up to six percent of compensation through our payroll deduction program.The federal statutory limit for eligible compensation in 2016 was $265,000. These contribution and matching percentages are intended to reflect competitive market terms and conditions for plans of this type. Participating employees may direct the investment of Company and individual contributions into one or more of the investment options offered by the Retirement Plans.

The Company and its subsidiaries also maintain the DCP, which permits deferral of salary, incentive bonuses, and stock awards by U.S.-based participants, including our U.S.-based NEOs. We offer the DCP because it allows us to have a more competitive benefits program. In 2007, we combined this plan with the BEP and our former Supplemental Executive Retirement Plan (“SERP”). The BEP is designed to make up benefits on certain wages, which are not eligible for Company matching or retirement contributions because of Internal Revenue Service limits on inclusion of these amounts in our Retirement Plans. The BEP has investment options and vesting requirements similar to the Retirement Plans. The SERP was adopted in 2000 in which a limited number of key managers, including certain of our NEOs, participated. In 2007, benefit accruals under the SERP were frozen and converted to an account balance plan subject to vesting to better align our total retirement related benefits with the objectives of these plans and their costs. The value of accounts of our eligible NEOs from the SERP is included in the DCP. There are no current participants under the SERP. Participants may receive their vested benefits under the Retirement Plans and the DCP on termination or retirement.

Other Benefits. We believe that our employee benefit plans, including retirement plans, deferred compensation, and welfare plans, are of the type commonly offered by other employers. These benefits form part of our compensation philosophy and we continue to offer them because we believe they are necessary in order to attract, retain and motivate talented executive officers. The Company has eliminated perquisites for its NEOs.

Severance and Change-in-Control Arrangements

Mr. Kenny’s Employee Secondment Offer Letter provides that if Mr. Kenny’s secondment/employment is terminated by the Company for reasons other than cause, Mr. Kenny shall be entitled to repatriation to his home country. None of our other NEOs has an employment agreement which provides for severance benefits or a change in control agreement. Our NEOs may be eligible for post-employment payments and benefits in certain circumstances upon termination or a change in control of the Company. These post-employment payments and benefits arise under the Severance Plan, the General Cable Corporation 2014 Executive Officer Severance Benefit Plan (the “2014 Severance Plan”) and the equity plans. These potential severance benefits are discussed under the section titled, “Change in Control and Other Post-Employment Payments and Benefits.”

Severance benefits for Mr. Robinson and Mr. Lampert are discussed under the section titled, “Change in Control and Other Post - Employment Payments and Benefits.”

Stock Ownership Guidelines

Consistent with our executive compensation philosophy and the principle of aligning executive and stockholder interests, we require our executive officers to maintain minimum ownership levels of General Cable common stock. The following Stock Ownership Guidelines were established by our Board in 2005 and amended in December 2010.

Executive	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Chief Financial Officer	3 times
Other Executive Officers	3 times

The stock ownership requirements are measured annually on the last day of the calendar year unless our Board determines otherwise. For purposes of the measurement, the individual’s stock ownership is valued based on the average daily closing price of our common stock during the prior thirty-six (36) full calendar months. For purposes of satisfying ownership requirements, shares directly owned, vested and unvested shares of restricted common stock and restricted stock units, and shares held in General Cable’s Deferred Compensation Plan are counted for purposes of satisfying ownership requirements. Stock options are not considered for satisfying these ownership requirements.

All of our executive officers must comply with these ownership requirements within five (5) years from their appointment as an executive officer.

Forward Looking Statements

The information discussed in our Compensation Discussion and Analysis contains statements regarding future individual and Company performance measures, targets, and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing in this Proxy Statement with the Company’s management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into General Cable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and included in this Proxy Statement.

Compensation Committee

Craig P. Omtvedt, Chair

Gregory E. Lawton

Patrick M. Prevost

OTHER COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

During fiscal 2016, the Compensation Committee consisted of Craig Omtvedt, Gregory Lawton and Patrick Prevost. No person who served as a member of the Compensation Committee during fiscal 2016 was a current or former officer or employee of the Company, or engaged in certain transactions with us required to be disclosed as “related person transactions” under regulations of the SEC. There were no compensation committee “interlocks” during fiscal 2016, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of the Board or as a member of the Compensation Committee.

Risk Assessment of Compensation Programs

The Compensation Committee oversees management’s annual assessment of the Company’s compensation programs. At its March 2017 meeting, the Compensation Committee and the Compensation Committee’s independent compensation consultant reviewed the results of the 2016 annual compensation risk assessment and concurred with management’s conclusion that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks and evaluating other controls and processes designed to identify and manage risk.

EXECUTIVE COMPENSATION: COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the individuals listed in the table below, collectively referred to as our “named executive officers,” for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below.

Name and Principal Position	Year	Salary ($)	Bonus ($) (6)	Stock Awards ($) (7)	Option Awards ($) (8)	Non-Equity Incentive Plan Compensation ($) (9)	All Other Compensation ($) (10)	Total ($)
Michael T. McDonnell President and Chief Executive Officer	2016 2015	945,192 462,500	— 500,000	2,167,170 5,656,663	— 1,999,995	920,123 637,862	57,469 31,413	4,089,954 9,288,433
Matti M. Masanovich (1) Senior Vice President and Chief Financial Officer	2016	56,635	50,000	288,161	—	53,068	13,682	461,546
Robert D. Kenny Executive Vice President, President and Chief Executive Officer, Europe and Africa	2016 2015 2014	385,577 325,000 283,538	— — —	456,247 494,599 486,149	— — —	327,573 560,750 100,205	98,660 135,530 112,236	1,268,057 1,515,879 982,128
Emerson C. Moser Senior Vice President, General Counsel and Corporate Secretary	2016 2015	365,385 315,205	— —	321,086 362,688	— —	315,212 373,672	40,241 22,906	1,041,924 1,074,471
Leah S. Stark (2) Senior Vice President and Chief Human Resources Officer	2016	169,538	350,000	558,587	—	108,865	179,163	1,366,153
Robert C. Kreidler (3) Former Interim Chief Financial Officer	2016	—	—	—	—	—	389,840	389,840
Gregory J. Lampert (4) Executive Vice President and Chief Executive Officer, Americas	2016 2015 2014	508,178 480,000 476,538	— — —	829,229 956,154 1,606,478	— — —	558,256 702,201 177,704	1,530,734 55,619 48,173	3,426,397 2,193,974 2,308,893
Brian J. Robinson (5) Former Executive Vice President and Chief Financial Officer	2016 2015 2014	319,262 480,000 480,000	— — —	829,229 956,154 1,606,478	— — —	184,393 758,725 161,000	1,521,398 54,450 48,461	2,854,282 2,249,329 2,295,939

(1)	Mr. Masanovich joined the Company as its Senior Vice President and Chief Financial Officer on November 11, 2016.
(2)	Ms. Stark joined the Company as its Senior Vice President and Chief Human Resources Officer on July 15, 2016.
(3)

Mr. Kreidler joined the Company as its Interim Chief Financial Officer on August 12, 2016. Mr. Kreidler was retained on a consultant basis until the Company placed Mr. Masanovich as its Chief Financial Officer on November 11, 2016. As a consultant, Mr. Kreidler was not eligible to receive base salary, short term or long term incentive compensation or other benefits generally offered to employees of the Company. Please see the All Other Income Table for details of Mr. Kreidler’s summary compensation.
(4)	Mr. Lampert ceased to be an officer of the Company effective August 18, 2016, however, he would have been an NEO as of December 31, 2016.
(5)	Mr. Robinson separated from the Company as its Executive Vice President and Chief Financial Officer on August 12, 2016.
(6)	Reflects the sign-on bonus Mr. McDonnell received in connection with his hire in 2015 and the sign-on bonuses Mr. Masanovich and Ms. Stark received in connection with their hire in 2016.
(7)

Represents the aggregate grant date fair value of the RSUs and PSUs granted in 2016 determined in accordance with FASB ASC Topic 718. For this purpose, the probable outcome was assumed to be at the target level attainment. We calculated the estimated fair value of the PSUs with the performance condition tied to ROIC and the RSUs by using the closing price per share of our common stock on the grant date. The estimated fair value of the PSUs with the performance condition tied to RTSR granted on February 9, 2016 was calculated using the simulated fair value per share of our common stock of $4.86 based on the application of a Monte Carlo simulation model. The estimated fair value of Mr. Masanovich’s PSUs with the performance condition tied to RTSR granted on November 11, 2016 was calculated using the simulated fair value per share of our common stock of $23.25 based on the application of a Monte Carlo simulation model. The estimated fair value of Ms. Stark’s PSUs with the performance condition tied to RTSR granted on July 15, 2016 was calculated using the simulated fair value per share of our common stock of $20.38 based on the application of a Monte Carlo simulation model. See also Note 15 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The table below shows the grant date fair value of 2016 RSUs, grant date fair value of the 2016 PSUs and the value of 2016 PSUs assuming that the maximum level of the performance conditions (200% of target) will be achieved. Such maximum level is assumed only for the metric tied to ROIC. Under FASB ASC Topic 718, the RTSR metric applicable to a portion of the PSUs is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions.

Name	Grant Date Fair Value of 2016 RSUs ($)	Grant Date Fair Value of 2016 PSUs ($)	Value of 2016 PSUs at Maximum Performance Level (a) ($)
Mr. McDonnell	1,160,042	1,007,128	1,587,149
Mr. Masanovich	162,912	125,249	177,422
Mr. Kenny	244,220	212,027	334,137
Mr. Moser	171,871	149,215	235,150
Ms. Stark	255,668	302,919	430,753
Mr. Kreidler	—	—	—
Mr. Lampert	443,870	385,360	607,295
Mr. Robinson	443,870	385,360	607,295

(a)

Represents the sum of (i) the grant date fair value of the portion of the PSU with the RTSR metric and (ii) the grant date value of the portion of the PSU with the ROIC metric assuming maximum performance (200% of target).

(8)

Represents the aggregate grant date fair value of the stock options awarded to Mr. McDonnell in connection with his hire in 2015 determined in accordance with FASB ASC Topic 718. See also Note 15 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(9)	Consists of amounts earned under the 2016 AIP and the earned portion of the long-term cash award that vested based on 2016 performance, in the following amounts.

Name	2016 AIP Payout ($)	2016 LTI Cash Payout ($)
Mr. McDonnell (a)	920,123	N/A
Mr. Masanovich (a)	53,068	N/A
Mr. Kenny	244,240	83,333
Mr. Moser	254,101	61,111
Ms. Stark (a)	108,865	N/A
Mr. Kreidler	N/A	N/A
Mr. Lampert	397,145	161,111
Mr. Robinson (b)	184,393	N/A

(a)

Mr. McDonnell joined the Company as President and CEO in July 2015 and received an LTI grant denominated entirely in equity. Mr. Masanovich and Ms. Stark joined the Company in 2016 and their AIP award was prorated to reflect their respective hire dates in 2016. They each received an LTI grant denominated entirely in equity.

(b)	Mr. Robinson’s 2016 AIP payout was prorated and his 2016 LTI Cash payment was forfeited based on his August 12, 2016 termination.

(10)	“All Other Compensation” column in 2016 included the following:

Name	Contributions to Retirement Plan (a) ($)	Company Contribution to BEP (b) ($)	Perquisites (c) ($)	Value of Life Insurance Premiums (d) ($)	Relocation (e) ($)	Consulting Fees (f) ($)	Severance (g) ($)	Total ($)
Mr. McDonnell	13,250	37,411	—	3,471	3,337	—		57,469
Mr. Masanovich	3,199	—	—	76	10,407	—		13,682
Mr. Kenny	26,706		70,194	1,760	—	—		98,660
Mr. Moser	15,900	23,681	—	660	—	—		40,241
Ms. Stark	5,086	10,500	—	254	163,323	—		179,163
Mr. Kreidler	—	—	—	—	—	389,840		389,840
Mr. Lampert	33,327	—	3,750	1,157	—	—	1,492,500	1,530,734
Mr. Robinson	25,251	—	3,750	647	—	—	1,491,750	1,521,398

(a)	Represents the amount of all matching and retirement contributions earned under the Company’s 401(k) Savings and Investment Plan.
(b)	Represents the amount of contributions earned under the BEP component of the DCP.
(c)

Represents: (i) for each of Messrs. Robinson and Lampert, a fixed payment perquisite (which was discontinued after the first quarter of 2016); (ii) for Mr. Kenny, the payment of overseas housing of $41,500 and tax equalization of $28,694.

(d)	Represents the amount of imputed income from Company provided life insurance coverage.
(e)

Represents relocation expenses and related tax gross up for Messrs. McDonnell and Masanovich and Ms. Stark related to their hiring and relocation, consistent with the Company’s executive relocation policy.

(f)

Represents fees paid to Mr. Kreidler pursuant to the CFO Consulting Agreement entered into with Kreidler Advisory Services LLC on August 3, 2016, providing for on-site interim Chief Financial Officer advisory services during the transition period of Mr. Robinson’s separation and Mr. Masanovich’s hiring. Mr. Kreidler received $25,000 per week for on-site services during the consulting period, pro-rated for any partial weeks, which ended in November, 2016. The agreement also provided for reimbursement of all reasonable and approved out-of-pocket expenses incurred in connection with the performance of services under the agreement, including, but not limited to, commuting and housing costs each week, consistent with the Company’s expense reimbursement policy. During this time, Mr. Kreidler was not considered an employee of the Company, therefore, was not entitled to base salary, incentive compensation or any other benefits generally offered to all employees.
(g)

Represents (i) for Mr. Lampert salary continuation after his separation date of $765,000, consistent with the Company’s Executive Officer Severance Benefit Plan, and 18 months target AIP of $727,500; (ii) for Mr. Robinson, salary continuation after his separation of $765,000, consistent with the Company’s Executive Officer Severance Benefit Plan and 18 months target AIP of $726,750. For more information related to Mr. Robinson’s and Mr. Lampert’s separation, please see the “Change in Control and Other Post Employment Payments and Benefits” section of this proxy statement.

Grants of Plan-Based Awards During Fiscal Year 2016 Table

The following table details the grants of plan-based awards to our named executive officers in 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Mr. McDonnell		522,500	1,045,000	2,090,000
	2/11/2016				—	175,764	—			1,160,042
	2/11/2016				87,882	175,764	351,528			1,007,128
Mr. Masanovich		22,583	45,165	90,330
	11/11/2016				—	9,814	—			162,912
	11/11/2016				3,143	6,286	12,572			125,249
Mr. Kenny		160,000	320,000	640,000
	2/11/2016				—	37,003	—			244,220
	2/11/2016				18,502	37,003	74,006			212,027
Mr. Moser		131,250	262,500	525,000
	2/11/2016				—	26,041	—			171,871
	2/11/2016				13,021	26,041	52,082			149,215
Ms. Stark		52,440	104,880	209,760
	7/15/2016				—	17,182	—			255,668
	7/15/2016				8,591	17,182	34,364			302,919
Mr. Kreidler										—
Mr. Lampert		242,250	484,500	969,000
	2/11/2016				—	67,253	—			443,870
	2/11/2016				33,627	67,253	134,506			385,360
Mr. Robinson		242,250	484,500	969,000
	2/11/2016				—	67,253	—			443,870
	2/11/2016				33,627	67,253	134,506			385,360

(1)

Reflects the incentive opportunities granted in 2016 under the AIP. Actual amounts earned in 2016 by our NEOs are reflected in the Summary Compensation Table. For more information on the 2016 AIP awards, including the applicable performance conditions, please see the Annual Cash Compensation section of the CD&A of this proxy statement.

(2)

Reflects RSUs and PSUs awarded to our NEOs in 2016. There are no threshold or maximum future payouts under the RSU awards. For more information on the 2016 RSU and PSU awards, including the applicable performance periods and performance conditions, please see the Long Term Incentives section of the CD&A of this proxy statement.

(3)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See footnote 7 to the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2016

The following table provides information with respect to outstanding awards held by each of our NEOs as of December 31, 2016.

	OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock that Have not Vested (2) (#)	Market Value of Shares or Units of Stock that Have not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Mr. McDonnell	7/1/2015	117,362	234,725	19.65	7/1/2025	7/1/2015				41,418	789,013
						7/1/2015	(4)			248,508	4,734,077
						2/11/2016				117,176	2,232,203
						2/11/2016	(4)			351,528	6,696,608
Mr. Masanovich						11/11/2016				6,543	124,644
						11/11/2016	(4)			12,572	239,497
Mr. Kenny	3/11/2008	3,100	—	58.03	3/11/2018	2/13/2014		1,667	31,756
						2/5/2015				6,237	118,815
						2/5/2015	(4)			37,420	712,851
						2/11/2016				24,669	469,944
						2/11/2016	(4)			74,006	1,409,814
Mr. Moser						2/13/2014		1,333	25,394
						6/10/2014		1,290	24,575
						2/5/2015				4,574	87,135
						2/5/2015	(4)			27,440	522,732
						2/11/2016				17,361	330,727
						2/11/2016	(4)			52,082	992,162
Ms. Stark						7/15/2016				11,455	218,218
						7/15/2016	(4)			34,364	654,634
Mr. Kreidler

Mr. Lampert (5)	2/14/2007	3,016	—	50.68	2/14/2017
	11/5/2007	20,284	—	69.29	11/5/2017
	2/11/2009	60,000	—	19.59	2/11/2019
	2/12/2010	31,000	—	24.44	12/31/2019
	2/9/2011	30,000	—	42.87	12/31/2019
	2/9/2012	47,000	—	32.5	12/31/2019
	3/18/2013	60,000	—	35.24	12/31/2019
Mr. Robinson (6)	2/14/2007	3,205	—	50.68	2/14/2017
	2/13/2008	21,580	—	64.51	2/13/2018
	2/11/2009	60,000	—	19.59	2/11/2019
	2/12/2010	31,000	—	24.44	8/12/2019
	2/9/2011	30,000	—	42.87	8/12/2019
	2/9/2012	47,000	—	32.5	8/12/2019

(1)	Unexercisable stock options vest ratably over three years.

(2)	The vesting schedule for RSUs and PSUs that have not vested is as follows:

Name	Grant Date		Unvested Shares/Units	Vesting Schedule
Mr. McDonnell	7/1/2015		41,418	(a)
	7/1/2015	(5)	248,508	(b)
	2/11/2016		117,176	(c)
	2/11/2016	(5)	351,528	(d)
Mr. Masanovich	11/11/2016		6,543	(c)
	11/11/2016	(5)	12,572	(d)
Mr. Kenny	2/13/2014		1,667	(e)
	2/5/2015		6,237	(a)
	2/5/2015	(5)	37,420	(b)
	2/11/2016		24,669	(c)
	2/11/2016	(5)	74,006	(d)
Mr. Moser	2/13/2014		1,333	(e)
	6/10/2014		1,290	(e)
	2/5/2015		4,574	(a)
	2/5/2015	(5)	27,440	(b)
	2/11/2016		17,361	(c)
	2/11/2016	(5)	52,082	(d)
Ms. Stark	7/15/2016		11,455	(c)
	7/15/2016	(5)	34,364	(d)

(a)

RSUs vest one-third each year beginning December 31, 2015; the vesting is contingent upon certification by the Compensation Committee that the applicable performance condition has been achieved. The performance condition operates on a rolling basis with a catch-up feature for each vesting tranche. One-third of such RSUs vested December 31, 2015 and were settled in February 2016 and are not included in this table. One-third of such RSUs vested on December 31, 2016 and were settled in February 2017 and are not included in this table.

(b)	PSUs vest December 31, 2017 pending certification of certain performance conditions applicable to the fiscal 2015-2017 performance period.
(c)

RSUs vest one-third each year beginning December 31, 2016; the vesting is contingent upon certification by the Compensation Committee that the applicable performance condition has been achieved. The performance condition operates on a rolling basis with a catch-up feature for each vesting tranche. One-third of such RSUs vested December 31, 2016 and were settled in February 2017 and are not included in this table.

(d)	PSUs vest December 31, 2018 pending certification of certain performance conditions applicable to the fiscal 2016-2018 performance period.
(e)	RSUs vest one-third each year on the anniversary of the date of grant.
(3)	Represents the product of the shares and the closing price of our common stock of $19.05 as reported on December 31, 2016.
(4)

Represents PSUs granted in 2015 and 2016. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of performance after completion of each of the performance cycles. The 2015 awards include a performance period of January 1, 2015 through December 31, 2017 and the 2016 awards include a performance period of January 1, 2016 through December 31, 2018. The Compensation Committee will certify performance of each cycle before March 15th following each performance period.

(5)

In connection with Mr. Lampert’s termination on December 31, 2016, the Company agreed to change the term of outstanding stock option grants to the lesser of the original term or three years from his termination date.

(6)

In connection with Mr. Robinson’s termination on August 12, 2016, the Company agreed to change the term of outstanding stock option grants to the lesser of the original term or three years from his termination date. Also, in connection with the SEC’s resolution of certain accounting matters related to the Company’s 2013 financial restatement, Mr. Robinson returned 60,000 stock options to the Company that were granted to him on March 18, 2013.

Option Exercises and Stock Vested During Fiscal Year 2016

The following table provides information on stock awards that vested for each of our NEOs in 2016.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Valued Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Valued Realized on Vesting ($) (1)
Mr. McDonnell	—	—	100,006	2,030,122
Mr. Masanovich	—	—	3,271	66,401
Mr. Kenny	—	—	8,133	94,391
Mr. Moser	—	—	19,709	347,097
Ms. Stark	—	—	5,727	116,258
Mr. Kreidler	—	—	—	—
Mr. Lampert	—	—	42,764	868,109
Mr. Robinson	—	—	—	—

(1)

The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

Non-Qualified Deferred Compensation Table for 2016

The following table provides information on benefits for our NEOs under our DCP.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE (3) ($)
Mr. McDonnell	—	37,411	—	—	37,411
Mr. Masanovich	—	—	—	—	—
Mr. Kenny	—	—	2,676	—	43,874
Mr. Moser	18,269	23,681	2,403	—	66,530
Ms. Stark	—	—	—	—	—
Mr. Kreidler	—	—	—	—	—
Mr. Lampert	—	—	110,766	—	325,013
Mr. Robinson	—		94,459	—	751,549

(1)	Amount shown reflects deferral of a portion of Mr. Moser’s salary for 2016, which is included as Salary in the Summary Compensation Table for 2016.
(2)

Represents the amount of our Company’s contribution for 2016 to the DCP for the BEP component. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2016.

(3)	Includes amounts reported as compensation for our NEOs in the Summary Compensation Table for previous years.

Narrative Disclosure to Non-Qualified Deferred Compensation Plan Table

The DCP permits key U.S.-based executive officers to elect to defer salary into the DCP on an annual basis before the beginning of each plan year and to elect to defer bonus payments at least six (6) months before the end of each year. With regard to salary and bonuses for years prior to 2012, employee participants were permitted to defer up to 100 percent of net pay after certain mandatory payroll taxes and pre-authorized distributions were deducted. Beginning in 2012, employee participants are permitted to defer up to 75 percent of their base salary and 85 percent of their annual cash bonus. Prior to 2016, the DCP also permitted employee participants to defer any stock based awards under the Amended Stock Incentive Plan (and predecessor plans). Distributions are not permitted until termination of employment. Cash deferred and dividends paid on deferred shares of stock may be invested in any of the investment vehicles provided under the DCP. Shares of stock representing employee stock awards may not be reinvested into other vehicles, but must remain in the DCP as whole shares and will be distributed as such in accord with distribution elections made by each participant. Beginning in 2016, executive officers were no longer permitted to defer stock based awards. The DCP assets are held in a “rabbi trust,” and as such, are subject to the claims of general creditors of our Company. Operation of the plan and distributions are also subject to Section 409A of the Code, which imposes procedural (including timing) restrictions on the DCP and on any future changes in distribution elections.

The BEP provides excess benefits that make up benefits on certain wages that are not eligible for contribution under federal IRS limitations relating to our Retirement Plans. Under the BEP component of the DCP, our Company makes discretionary Company contributions similar to the matching and retirement contributions made under the Company’s Retirement Plans. BEP contributions are made annually by our Company.

Change in Control and Other Post-Employment Payments and Benefits

Our named executive officers may be eligible for post-employment payments and benefits in certain circumstances upon termination or a change in control of our Company. These post-employment payments and benefits arise under the Executive Officer Severance Benefit Plan (“Severance Plan”) or the 2014 Executive Officer Severance Plan (“2014 Severance Plan”). Additionally, all participants, including our named executive officers, are entitled to certain payments and benefits upon termination or change in control as specified in our equity plans and grant agreements. The following information describes the payments or benefits that would be available under these plans.

Executive Officer Severance Benefit Plan

The Severance Plan was adopted in December 2007 and amended in December 2014 to provide that an executive who is hired, or first promoted, into a position of Executive Vice President or above on or after August 1, 2014 will not be eligible to participate in the Severance Plan and will instead participate in the 2014 Severance Plan adopted in December 2014. The Severance Plan applies to a U.S. executive holding a position of Executive Vice President or above (prior to August 1, 2014) or to a named executive officer as of the end of the year immediately prior to their termination date. The 2014 Severance Plan applies to our executive officers who hold a position of Executive Vice President or above or the position of Chief Financial Officer, General Counsel, Chief Human Resources Officer or Chief Compliance Officer and were hired or first promoted into such position on or after August 1, 2014. Each of the Severance Plan and 2014 Severance Plan may be amended or terminated at any time with the approval of our Compensation Committee. However, any amendment or proposed termination following a change in control requires consent of a majority of the employees eligible to participate in the plan at that time.

The Severance Plan and the 2014 Severance Plan provide substantially similar benefits, unless otherwise noted below. Each of the Severance Plan and 2014 Severance Plan provides for severance benefits in case of (i) involuntary termination of employment without change in control and (ii) termination of employment in connection with a change in control as such term is defined in the Severance Plan or 2014 Severance Plan, as applicable. The potential severance benefits upon these termination events are discussed below.

Involuntary Termination without Change in Control. A named executive officer may be entitled to severance and benefits in the event of an involuntary termination of the executive officer’s employment. An involuntary termination will not include any of the following circumstances:

•	the executive officer is offered or agrees to assume another position with our Company or a successor owner of our Company;

•	the executive officer receives an offer of reemployment with our Company or a successor owner after the executive officer’s termination but before the full payment of severance benefits; and

•	the executive officer’s termination is due to a voluntary termination or resignation, including retirement, death, disability or the failure to return from a leave of absence.

If the executive officer’s involuntary termination qualifies, the severance benefits would be the following:

Chief Executive Officer: two years of base pay and target level bonus under our AIP, a pro-rated bonus for the year of termination based on relevant performance, continued participation in employer health and life insurance plans or the equivalent premium cost of the employer for two years, and limited outplacement assistance; and

Other Executive Officers: one and one-half years of base pay and target level bonus under our AIP, a pro-rated bonus for the year of termination based on relevant performance, continued participation in employer health and life insurance plans or the equivalent premium cost of the employer for one and one-half years, and limited outplacement assistance.

Termination in Connection with Change in Control. In the event of an involuntary termination, including a termination for good reason, in connection with a change in control of General Cable, the Severance Plan and the 2014 Severance Plan operate using what is commonly called a “double trigger.” This means that for the executive officer to receive payments or benefits under the Severance Plan or the 2014 Severance Plan, both a change in control and a triggering event must occur. A change in control is deemed to occur if:

•	any outside person or other entity beneficially owns more than 50 percent of all classes of our capital stock that are normally entitled to vote upon the election of our directors;

•	we sell all or substantially all of our property or assets;

•

we consolidate or merge with a third party whereby persons who were our stockholders immediately before the consolidation or merger together own less than 60 percent of the voting stock of the surviving entity; or

•

our directors who served as such on the effective date of the Severance Plan (January 1, 2008) or 2014 Severance Plan (August 1, 2014), as applicable (the “Incumbent Directors”), no longer constitute a majority of our Board of Directors; however, a subsequently elected director will also be an Incumbent Director if that director’s nomination was supported by at least two-thirds of the then Incumbent Directors.

After a change in control, one of the following events will be considered the second “trigger” that will require us to provide a named executive officer with specified benefits:

•

if we or our successor terminates the executive officer’s employment without “cause” within twenty-four (24) months (as to our Chief Executive Officer) or eighteen (18) months (as to our other named executive officers) after a change in control. “Cause” is generally defined to mean any of the following with respect to an executive officer:

•	willful or continuous neglect of or refusal to perform duties and responsibilities;

•	insubordination, dishonesty, fraud, gross neglect or willful malfeasance by the executive officer in the performance of duties and responsibilities;

•	conviction or entry into a plea of nolo contendere to any felony; and

•	serious violation of our Company rules or regulations.

•

if the executive officer terminates employment for “good reason” within twenty-four (24) months (as to our Chief Executive Officer) or eighteen (18) months (as to our other named executive officers) after a change in control. “Good reason” is generally defined to mean the occurrence of any of the following without the executive officer’s consent:

•	any material diminution in the executive officer’s position, authority, duties or responsibilities;

•	a reduction in the executive officer’s annual base salary or incentive compensation opportunities; and

•	a material change in the geographic location of the principal place of employment

In the event of a change in control followed by a triggering event, we (or our successor) would be required to pay each of our named executive officers the following:

Chief Executive Officer: three (3) years of base pay and target level bonus and a pro-rated bonus for the year of termination based on relevant performance, continued participation in employer’s health and life insurance plans or the equivalent premium cost of the employer for three years, and limited outplacement assistance; and

Other Executive Officers: two (2) years of base pay and target level bonus and a pro-rated bonus for the year of termination based on relevant performance, continued participation in employer’s health and life insurance plans or the equivalent premium cost of the employer for two years, and limited outplacement assistance.

The Severance Plan also contains a “modified tax gross-up” provision that may apply if an executive officer becomes entitled to receive the payments described above in connection with his termination of employment following a change in control. Under this provision, the executive officer may be entitled to receive a tax gross-up payment if the severance payments and other benefits that he receives in connection with the change in control would be subject to an excise tax imposed by Section 4999 of the Code. If the excise taxes can be eliminated by reducing the severance payments and benefits payable to the executive by an amount that does not exceed the lesser of: (i) 10 percent of the executive officer’s base salary and target bonus or (ii) $50,000, then the executive’s severance payment and benefits will be reduced to the largest amount that will not result in the imposition of an excise tax under Section 4999. Otherwise, the executive will be entitled to receive the entire amount of his severance payments and benefits (without any reduction) and a tax gross-up payment.

The 2014 Severance Plan does not contain a “modified tax gross-up” provision as described above. Under the 2014 Severance Plan, a severance payment that would constitute an “excess parachute payment” (as defined in Section 280G of the Code) will be reduced to the largest amount that will not result in the executive’s receipt of such excess parachute payment if such reduction will provide the executive with the net after-tax payment that is greater than the one that would have been received without such reduction.

Conditions to Severance Benefits. Our executive officers will not be eligible for benefits under the Severance Plan or the 2014 Severance Plan if the executive officer is covered by an employment, severance, or separation agreement that entitles the executive officer to severance benefits after termination of employment. As a condition to receiving severance benefits, an eligible executive officer will be required to enter into a customary separation agreement in which the executive officer will agree to the following:

•	a release and waiver of any claims against our Company;

•	non-compete and non-solicit limitations unless otherwise approved by our Board; and

•	performance or satisfaction of any remaining obligations to our Company.

Mr. Robinson’s Severance Benefits

We entered into a Separation Agreement with Mr. Robinson, dated March 21, 2016, which provided that Mr. Robinson’s Separation Date was to be September 30, 2016. Upon separation, Mr. Robinson was entitled to the following payments: (i) 1.5 years of base salary paid as salary continuation, (ii) 18 months of target AIP in a single lump sum no later than March 15, 2017, (iii) AIP payout for 2016 based on Company performance, pro-rated through the Separation Date no later than March 15, 2017, (iv) be eligible to participate in, or receive equivalent benefits of, the Company health and life insurance plans until the earlier of 18 months following the Separation Date or the date he becomes covered by a comparable plan, (v) a lump sum payment for any unused vacation days for 2016, (vi) change of the term of outstanding stock options to the first of three years from the Separation Date or the original term of the award, (vii) indemnification for losses and advancement of fees and costs consistent with our Bylaws in connection with ongoing investigations related to legacy matters that arose during his employment, (viii) attorney fees up to $15,000 in connection with the separation, and (ix) outplacement services for a period of up to 18 months.

On June 16, 2016, the Company and Mr. Robinson mutually agreed to accelerate the Separation Date to August 12, 2016. All other terms and conditions of the original Separation Agreement were unchanged.

Mr. Lampert’s Severance Benefits

We entered into a Separation Agreement with Mr. Lampert, dated October 13, 2016, which provided that Mr. Lampert’s Separation Date was to be December 31, 2016. Upon separation, Mr. Lampert was entitled to the following payments: (i) 1.5 years of base salary paid as salary continuation, (ii) 18 months of target AIP in a single lump sum no later than March 15, 2017, (iii) AIP payout for 2016 based on Company performance, pro-rated through the Separation Date no later than March 15, 2017, (iv) a monthly payment for18 months of COBRA premium and life insurance coverage or the date he becomes covered by a comparable plan, (v) change of the term of outstanding stock options to the first of three years from the Separation Date or the original term of the award, (vi) outplacement services for a period of up to 18 months.

Quantification of Severance and Change in Control Benefits

The table below includes a description and the amount of estimated payments and benefits that would have been provided by us (or our successor) to our named executive officers, excluding Mr. Kreidler, Mr. Lampert and Robinson, assuming that a termination circumstance occurred as of December 31, 2016. All of the NEOs in the table below are covered by the 2014 Severance Plan.

Name	Severance Benefit	Involuntary Termination without Change in Control	Termination in Connection with Change in Control
Mr. McDonnell	Salary Continuation (1)	1,900,000	2,850,000
	Target Bonus (2)	2,090,000	3,135,000
	A pro-rata portion of bonuses payable in the year of termination (3)	920,123	920,123
	Outplacement (4)	50,000	50,000
	Continued coverage under our insurance plans (5)	27,189	40,783
Mr. Masanovich	Salary Continuation (1)	712,500	950,000
	Target Bonus (2)	498,750	665,000
	A pro-rata portion of bonuses payable in the year of termination (3)	53,068	53,068
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	7,356	9,808
Mr. Kenny	Salary Continuation (1)	600,000	800,000
	Target Bonus (2)	480,000	640,000
	A pro-rata portion of bonuses payable in the year of termination (3)	244,240	244,240
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	20,391	27,189
Mr. Moser	Salary Continuation (1)	562,500	750,000
	Target Bonus (2)	393,750	525,000
	A pro-rata portion of bonuses payable in the year of termination (3)	254,101	254,101
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	20,391	27,189
Ms. Stark	Salary Continuation (1)	570,000	760,000
	Target Bonus (2)	342,000	456,000
	A pro-rata portion of bonuses payable in the year of termination (3)	108,865	108,865
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	1,533	2,045

(1)

Salary continuation was calculated using the following base salaries for 2016: $950,000 for Mr. McDonnell, $475,000 for Mr. Masanovich, $400,000 for Mr. Kenny, $375,000 for Mr. Moser and $380,000 for Ms. Stark. This amount would be paid in equal installments based on regularly scheduled payroll periods over the applicable severance period.

(2)	Target Bonus equals the higher of our NEOs current target or the average of the AIP bonuses paid to the NEOs in the prior three years. This amount will be paid in a lump sum.
(3)	Awards under the AIP are determined based on a calendar year performance. These amounts reflect the 2016 AIP awards, which were paid in March 2017.
(4)	This amount represents the maximum outplacement benefits that are available under the 2014 Severance Plan.
(5)

This amount represents the aggregate amount of cash payments that the NEO would be entitled to receive if we elected to provide payments in lieu of continuation of the NEOs health care benefits, as they existed on December 31, 2016 for the maximum stated period of time required by the 2014 Severance Plan.

Potential Benefits under General Cable Incentive Plans and Cash Long Term Incentive Awards

Our incentive plans provide for specified benefits to our named executive officers who hold awards granted under these plans, either upon a change in control or a termination of their employment. The potential benefits upon these termination events are discussed below.

Change in Control Payments and Benefits. Under our 2005 Plan, upon a change in control, all unvested awards (except PSUs) will become fully vested immediately upon the occurrence of the change in control and such awards will be paid out or settled, as applicable, within sixty (60) days after the occurrence of the change in control, subject to applicable law. PSUs vest upon change in control if performance conditions are satisfied as of the change in control date. Our Compensation Committee may, in its discretion, also determine that, upon a change in control, each stock option and stock appreciation right outstanding under our 2005 Plan may be terminated and automatically exchanged for an amount of cash, other property, or a combination thereof, equal to the excess of the fair market value of such shares of common stock immediately prior to the change in control over the exercise price per share of such stock option or stock appreciation right.

Under our 2005 Plan, “change in control” is defined as the occurrence of any of the following events:

•	any person becomes the beneficial owner of more than 35 percent of our voting stock;

•	we sell all or substantially all of our property or assets;

•	our stock ceases to be publicly traded;

•

we consolidate or merge with a third party whereby persons who were our stockholders immediately before the consolidation or merger together own less than 51 percent of the voting stock of the surviving entity; or

•

our directors who served as such on May 10, 2005 (the “2005 Incumbent Directors”) no longer constitute a majority of our Board; however, a subsequently elected director will also be a 2005 Incumbent Director if that director’s nomination was supported by at least two-thirds of the then 2005 Incumbent Directors.

In May 2015, our stockholders approved the Stock Incentive Plan, which was an amendment and restatement of the 2005 Plan. We refer to this plan as the Amended Plan or the 2015 Plan. The Amended Plan provides for “double trigger vesting” after a change in control.

Under the Amended Plan, unless the Compensation Committee determines otherwise, if a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless the award agreement provides otherwise, if a participant’s employment is terminated by us without cause, or the participant terminates employment for good reason, in either case within 12 months following the change in control, the participant’s outstanding awards will become fully vested as of the date of termination. If the vesting of any such award is based, in whole or in part, on performance, the applicable award agreement will specify how the portion of the award that becomes vested upon termination will be calculated. RSUs granted beginning in 2015 provide that if a participant’s employment is terminated by the Company without cause or by the participant for good reason upon or within 12 months following a change in control, any unvested portion of the RSUs become fully vested upon termination of employment. PSUs granted beginning in 2015 provide that if a change in control occurs prior to the end of the performance period, achievement of the performance goals will be measured as of the change in control date, and vesting of the PSUs will remain subject to the participant’s continued employment through the end of the performance period. However, if the participant’s employment is terminated by the Company without cause or by the participant for good reason upon or within 12 months following such change in control, then the PSUs will vest in full based on the achievement of performance goals as of the change in control.

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation, the Compensation Committee may not determine to immediately vest the unvested portion of any awards or take other action to permit participants to realize the value of rights granted to them under the Amended Plan.

The definition of “change in control” under the Amended Plan is generally the same as the definition under the 2005 Plan except that reference to incumbent directors shall refer to individuals who served as such as of January 1, 2015. The Compensation Committee may not provide a different definition of change in control in an award agreement under the Amended Plan.

Other Termination Events. Outstanding vested and unvested awards under our incentive plans will be subject to the following treatment, subject to applicable award agreements and our Compensation Committee’s discretion:

Reason for Termination	Effect on Awards under the 2005 Plan and the Amended Plan

Death or Disability

•     Unearned and/or unvested performance awards granted prior to 2014 will become earned or vested and will be paid out and/or settled based on the award recipient’s performance immediately prior to death or disability on a pro-rated basis.

• Unvested RSUs granted in or after 2014 will become vested upon death or disability without regard to the satisfaction of applicable performance conditions. • Unvested PSUs granted in or after 2014:
– upon Death, PSUs vest pro-rata at target; and
– upon Disability, PSUs vest pro-rata to the extent performance targets are satisfied
• All other unvested awards will become vested.
• Unexercisable stock options and stock appreciation rights will become exercisable for one year unless the expiration date is earlier.
• Exercisable stock options and stock appreciation rights will be exercisable for one year unless the expiration date is earlier.

For Cause Termination	• All awards, whether or not vested, earned or exercisable will be forfeited.

Other Termination Events, including Retirement	• Unvested, unearned or unexercisable awards will be forfeited.
• Exercisable stock options and stock appreciation rights will remain exercisable for a 90-day period unless the award has an earlier expiration date.

•     Awards granted beginning in 2011 contain retirement provisions which provide for (i) pro-rated vesting of RSUs and PSUs subject to the satisfaction of certain conditions set forth in the award agreements, and (ii) a continued exercise period for stock options upon retirement for the earlier of (a) three years from the date of retirement or (b) the original expiration date. For purposes of such awards, the retirement provisions apply to participants who have attained age 62 and completed ten years of service with the Company and its subsidiaries.

Dividend Equivalent Rights (“DERs”) accrue on RSUs and PSUs granted after January 1, 2014. DERs are subject to the same vesting and other terms as RSUs or PSUs to which they relate. If underlying RSUs or PSUs are forfeited, all related DERs are also forfeited. DERs are paid in cash at the same time as the underlying RSUs or PSUs are settled. No interest is credited with respect to any outstanding DERs.

Cash LTI Awards. In 2015, the Compensation Committee approved grants of cash long term incentive awards (the “Cash LTI Awards”) to certain of the Company’s named executive officers.

The Cash LTI Awards specify dollar amounts that are subject to vesting conditions based on continued employment and achievement of specified performance goals. The Cash LTI Awards will become fully vested upon the executive officer’s death or disability or a change in control of the Company. If the executive officer retires during the performance period, the executive officer will be eligible to receive a pro-rated portion of the Cash LTI Award to the extent performance targets are satisfied. For purposes of the Cash LTI Awards, the retirement provisions apply to participants who have attained age 62 and completed ten years of service with the Company and its subsidiaries. In connection with a termination for cause or other termination events, the unvested portion of the Cash LTI Awards will be forfeited.

Quantification of Payments and Benefits. The table below provides an estimate of the value of the potential benefits that each named executive officer ( other than Messrs. Kreidler, Lampert and Robinson) might be entitled to receive upon the occurrence of certain events under our long-term stock and cash incentive plans as if the triggering event had occurred on December 31, 2016.

Name	Acceleration of vesting of stock options Upon Change in Control, Death or Disability (1) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Change in Control (2) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Termination by Company without Cause or by Executive for Good Reason within 12 Months Following Change in Control (3) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Death or Disability (4) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Retirement (5) ($)	Acceleration of unvested portion of Long Term Incentive Cash awards granted Upon Change in Control, Death or Disability (6) ($)
Mr. McDonnell	—	—	15,050,302	8,218,857	—	—
Mr. Masanovich	—	—	367,581	134,738
Mr. Kenny	—	755,160	1,069,237	1,695,042	—	83,334
Mr. Moser	—	580,889	756,746	1,242,337	—	61,111
Ms. Stark	—	—	505,505	505,505	—	—

(1)

The exercise price for all outstanding stock options awarded to our NEOs was higher than the fair market value of our stock price at December 31, 2016, and therefore, have no value. The fair market value is based on the closing price per share of our common stock of $19.05 on December 31, 2016.

(2)

This amount represents (i) the value of all unvested RSUs granted in 2014 and in February 2015; (ii) the value of all unvested PSUs granted in February 2015; and (iii) the value of DERs accrued on RSUs granted in 2014 ($1.80 per share for grants made in February, 2014 and $1.62 per share for grant made in June, 2014) and RSUs and PSUs granted in February 2015 ($1.08 per share). PSUs are included in this column at maximum performance. The value of unvested RSUs and PSUs was calculated based on the closing price per share of our common stock of $19.05 on December 31, 2016.

(3)

This amount represents (i) the value of all unvested RSUs granted in July 2015 and in 2016; (ii) the value of all unvested PSUs granted in July 2015 and in 2016; and (iii) the value of DERs accrued on RSUs and PSUs granted in July 2015 ($0.90 per share) and 2016 ($0.54 per share for grants made in February, 2016, $0.36 per share for grants made in July 2016 and $0.18 per share for grants made in November 2016). PSUs are included in this column at maximum performance. The value of unvested RSUs and PSUs was calculated based on the closing price per share of our common stock of $19.05 on December 31, 2016.

(4)

This amount represents (i) the value of all unvested RSUs, a pro-rata portion (2/3) of PSUs granted in 2015, and (1/3) of PSUs granted in 2016 (except for Messrs. McDonnell and Masanovich’s and Ms. Stark’s grants which are pro-rated from their date of hire); and (ii) the value of DERs accrued on RSUs granted in 2014 ($1.80 per share for grants made in February 2014 and $1.62 per share for grants made in June 2014), 2015 ($1.08 per share for grants made in February, 2015 and $0.90 for grants made in July 2015) and 2016 ($0.54 per share for grants made in February, 2016, $0.36 per share for grants made in July 2016 and $0.18 per share for grants made in November 2016). The PSUs are included in this column at maximum performance. The value of unvested RSUs and PSUs was calculated based on the closing price per share of our common stock of $19.05 on December 31, 2016.

(5)	There were no NEOs eligible for retirement in 2016.
(6)	This amount represents the value of all unvested Cash LTI awards granted in 2015 as of December 31, 2016.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

On January 30, 2017, our Audit Committee appointed Deloitte and Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2017. Our Board of Directors ratified that appointment and is submitting it to our stockholders for ratification at the Annual Meeting.

Principal Accounting Firm Fees. Aggregate fees for professional services rendered for the Company by Deloitte for the fiscal years 2016 and 2015 were:

	Fiscal Year Ended
Services Rendered (1)	2016	2015
Audit Fees (2)	$4,683,000	$5,040,000
Audit-related Fees (3)	100,000	126,000
Tax Fees (4)	373,000	517,000
All Other Fees (5)	20,000	37,000

Total	$5,176,000	$5,720,000

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
(2)	Includes foreign and statutory audit fees and reviews of registration statements, including related consents and comfort letters.
(3)	Includes employee benefit plan audits and consultation concerning financial accounting and reporting standards.
(4)	Includes fees for tax compliance, advisory services and planning.
(5)	Includes fees associated with training and permissible advisory services.

Deloitte has served as our independent registered public accounting firm since we became a publicly traded company in 1997 and prior to that, served as the independent auditor for our predecessor companies. No relationship exists between Deloitte and our Company other than the usual relationship between independent auditor and client. We expect representatives of Deloitte to attend the Annual Meeting to respond to appropriate questions from stockholders. Deloitte’s representatives will also have the opportunity to make a statement if they so desire. If Deloitte’s appointment is not ratified by our stockholders, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the 2017 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2017 fiscal year if it determines that such a change would be in the best interests of our Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the fiscal year end 2016, the Audit Committee:

•	reviewed and discussed the audited financial statements for the year ended December 31, 2016, with management and Deloitte & Touche LLP, the Company’s independent auditors;

•	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standard No. 1301, as amended or modified, relating to the conduct of the audit;

•

received written disclosures and the letter from Deloitte, required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence;

•	evaluated and discussed Deloitte’s internal quality control procedures and other matters, as required by the NYSE listing requirements; and

•

exercised oversight in other areas relating to the financial reporting and audit process that the Audit Committee determined appropriate, including the Company’s compliance program, relating to Section 404 of the Sarbanes-Oxley Act, and the Company’s risk assessment and risk management programs.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte as discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Audit Committee

Patrick M. Prevost, Chair

Sallie B. Bailey

Edward (“Ned”) Childs Hall, III

Craig P. Omtvedt

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis section of this Proxy Statement and in the compensation tables and any related material in this Proxy Statement. This advisory vote is intended to address our overall compensation policies and practices related to named executive officers, rather than any specific element of compensation. In the Compensation Discussion and Analysis section, we discuss our executive compensation program and the compensation decisions our Compensation Committee has made with regard to each of our named executive officers.

Our Board of Directors believes that our executive compensation program design effectively aligns the interests of our named executive officers with those of our stockholders by tying a significant portion of their compensation to performance and rewarding our named executive officers for the creation of long-term value for our stockholders. In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, our Board of Directors requests that our stockholders approve the following non-binding resolution at our Annual Meeting:

“RESOLVED, that the stockholders of General Cable Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis section, compensation tables and any related material disclosed in the 2017 Proxy Statement.”

While the result of the advisory vote on this Proposal 3 is not binding on our Board of Directors or Compensation Committee, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders an opportunity to cast a non-binding, advisory vote on whether an advisory vote on executive compensation should occur every one, two or three years at our Annual Meeting of Stockholders. Section 14A specifically provides for a choice on the frequency of an advisory vote on executive compensation recognizing that there is no one right answer for every company.

After evaluating the frequency voting options provided for in the statutes in connection with our executive compensation program and the annual frequency preference of many of our stockholders, our Board of Directors recommends submitting the advisory vote on executive compensation annually.

Although our Board of Directors recommends that the frequency of an advisory vote on executive compensation occur annually, our stockholders will be given the opportunity to vote in favor of: (i) one year; (ii) two years; (iii) three years; or (iv) abstain. This advisory vote does not approve or disapprove our named executive officers’ compensation but rather advises our Board of Directors on how often our stockholders prefer to vote on executive compensation. While the result of the advisory vote on this Proposal 4 is not binding on our Board of Directors, our Board of Directors will consider the overall outcome of the vote in establishing the frequency that the advisory vote on executive compensation is submitted to our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR AN ADVISORY VOTE EVERY 1 YEAR ON THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 5:

APPROVAL OF THE AMENDED AND RESTATED GENERAL CABLE CORPORATION STOCK INCENTIVE PLAN

In March 2017, our Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the General Cable Corporation Stock Incentive Plan (the “Plan”).

Principal Changes

Stockholder approval of the amended and restated Plan is being sought in order to (i) extend the term of the amended and restated Plan until May 18, 2027, (ii) authorize additional shares, (iii) meet New York Stock Exchange listing requirements, (iv) permit (but not require) certain awards under the amended and restated Plan to continue to qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Code, and (v) make other appropriate changes.

The principal changes made by the amended and restated Plan are to:

•

Increase the number of shares of common stock reserved for issuance, so that the number of shares reserved for issuance under the amended and restated Plan with respect to awards granted on or after May 18, 2017 shall not exceed 8,692,571 shares of common stock, which is the sum of: (i) 3,500,000 shares, plus (ii) the number of shares that remained available for awards under the Plan as of March 15, 2017 (1,688,180 shares), plus (iii) the number of shares subject to outstanding awards under the Plan as of March 15, 2017 that are payable in shares and that terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, or otherwise are not paid in full and again become available for purposes of the Plan (up to 3,504,391 shares). The limit set forth in the preceding clause (ii) will be reduced by the number of shares of common stock subject to awards that are granted after March 15, 2017 and prior to May 18, 2017 (if any). The increase in shares reserved for issuance under the amended and restated Plan represents an additional 3,500,000 shares over the current share authorization of the Plan.

•

Provide that the maximum grant date value of shares of common stock subject to awards granted under the amended and restated Plan to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, shall not exceed $690,000 in total value, with the value of such awards calculated based on the grant date fair value of such awards for financial reporting purposes.

•

Provide that dividends on stock awards and dividend equivalents granted with respect to stock units may vest and be paid only if and to the extent that the related stock awards or stock units vest and become payable.

•	Extend the term of the amended and restated Plan until May 18, 2027.

•	Remove the provision that allowed the Committee to use a different definition of change in control from the definition in the Plan.

•	Make other administrative changes and changes to comply with current law.

If our stockholders approve the amended and restated Plan, awards granted under the amended and restated Plan will be governed by the terms of the amended and restated Plan. Awards previously granted under the Plan will continue to be governed by the applicable terms of the Plan and award agreements, and the Committee will administer such awards in accordance with the Plan, without giving effect to the amendments made pursuant to the amended and restated Plan. If our stockholders do not approve the amended and restated Plan, the changes described above, including the increase in shares available for issuance under the amended and restated Plan, will not be given effect, and the Plan will remain in effect according to its terms. As further discussed below, if the amended and restated Plan is not approved by our stockholders, as of March 15, 2017, only 1,688,180 shares will be available for grant of awards under the Plan, subject to adjustments as described in the Plan.

Determination of Shares to be Available for Issuance

Based on the number of shares subject to outstanding grants under the Plan as of March 15, 2017, 1,688,180 shares remain available for grant under the Plan as of March 15, 2017, assuming target performance of performance-based awards. Our Board of Directors believes that this amount is not sufficient for future grants in light of our compensation structure and strategy. If this Proposal 5 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of shares that may be issued under the amended and restated Plan with respect to awards granted on or after May 18, 2017 will not exceed 8,692,571 shares of common stock, which is the sum of: (i) 3,500,000 shares, plus (ii) the number of shares that remained available for awards under the Plan as of March 15, 2017 (1,688,180 shares), plus (iii) the number of shares subject to outstanding awards under the Plan as of March 15, 2017 that are payable in shares and that terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, or otherwise are not paid in full and again become available for issuance under the Plan (up to 3,504,391 shares). The limit set forth in the preceding clause (ii) will be reduced by the number of shares of common stock subject to awards that are granted after March 15, 2017 and prior to May 18, 2017 (if any).

The number of shares of our common stock reserved for issuance under the amended and restated Plan will be reduced on a one-for-one basis for each share of stock issued under the amended and restated Plan pursuant to a stock option or stock appreciation right granted on or after May 18, 2017 and will be reduced by a fixed ratio of 2.19 shares for each share of stock issued under the amended and restated Plan pursuant to a stock award, stock unit, or dividend equivalent granted on or after May 18, 2017. For example, if shares are issued pursuant to an award of 1,000 stock units granted on or after May 18, 2017, the share reserve under the amended and restated Plan will be reduced by 2,190 shares. Under the current Plan and the amended and restated Plan, the number of shares of common stock reserved for awards under the Plan is reduced on a one-for-one basis for each share of common stock issued pursuant to a stock option or stock appreciation right granted on or after May 14, 2015 (or pursuant to an award of any type granted before May 14, 2015), and is reduced by a fixed ratio of 2.19 shares of common stock for each share of common stock issued pursuant to a stock award, stock unit, and dividend equivalent granted under the Plan on or after May 14, 2015.

When deciding on the number of shares to be available for awards under the amended and restated Plan, our Compensation Committee considered a number of factors, including the number of shares currently available under the Plan, our past share usage (“burn rate”), the number of shares needed for future grants, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices and input from our stockholders and stockholder advisory firms.

Dilution Analysis.

As of March 15, 2017, our capital structure consisted of 49,630,982 shares of common stock outstanding. As described above, 1,688,180 shares remain available for grant of awards under the Plan as of March 15, 2017, assuming target performance of performance-based awards. The proposed share authorization is a request for 3,500,000 additional shares to be available for awards under the amended and restated Plan. The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for additional shares. The additional 3,500,000 shares represent 6% of our fully diluted shares of common stock, including all shares that will be authorized under the amended and restated Plan, as described in the table below. The Board of Directors believes that the increase in shares of common stock under the amended and restated Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, and is an important component of our equity compensation program.

Potential Overhang with 3,500,000 Additional Shares

(1) Stock Options Outstanding as of March 15, 2017	1,785,625
(2) Weighted Average Exercise Price of Stock Options Outstanding as of March 15, 2017	$28.97
(3) Weighted Average Remaining Term of Stock Options Outstanding as of March 15, 2017	3.6 years
(4) Outstanding Full Value Awards as of March 15, 2017	1,718,766
(5) Total Equity Awards Outstanding as of March 15, 2017	3,504,391

(6) Shares Available for Grant under the Plan as of March 15, 2017	1,688,180
(7) Additional Shares Requested	3,500,000
(8) Total Potential Overhang under the amended and restated Plan	8,692,571

(9) Shares of Common Stock Outstanding as of March 15, 2017	49,630,982
(10) Fully Diluted Shares of Common Stock	58,323,553
(11) Potential Dilution as a Percentage of Fully Diluted Shares of Common Stock	14.90%

The “Fully Diluted Shares of Common Stock” in the foregoing table consist of the “Shares of Common Stock Outstanding as of March 15, 2017” plus the “Total Potential Overhang under the amended and restated Plan.” The “Outstanding Full Value Awards” in the foregoing table are measured at target for the outstanding performance-based awards. Certain performance-based awards can be paid at 0% to 200% of target. All dividend equivalents are paid in cash under outstanding awards.

Based on our current equity award practices, our Board of Directors estimates that the authorized shares under the amended and restated Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately 3 to 4 years, in amounts determined appropriate by the Committee, which will administer the amended and restated Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Burn Rate. The following table sets forth the following information regarding the awards granted under the Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

(i) the sum of (x) all stock options granted in the applicable year, (y) all time-based stock units and stock awards granted in the applicable year, and (z) the number of all performance-based stock units and stock awards earned in the applicable year, divided by

(ii) the weighted average number of shares of common stock outstanding at the end of the applicable year.

Dividend equivalents are not included in the burn rate calculation, because dividend equivalents under the outstanding awards are paid only in cash and are not paid in shares of common stock.

Burn Rate

Element	2016	2015	2014	Three-Year Average
Time-Based Stock Units and Stock Awards Granted	316,498	608,644	317,518
Performance-Based Stock Units and Stock Awards Earned (1)	268,289	155,828	63,000
Stock Options Granted	—	352,087	—
Total Full Value Awards and Stock Options Granted	584,787	1,116,559	380,518
Weighted Average Shares of Common Stock Outstanding as of December 31	49,600,000	48,900,000	48,800,000
Burn Rate	1.18%	2.28%	0.78%	1.41%

(1)	Includes Restricted Stock Unit awards subject to time-vesting and a performance metric.

The burn rate means that we used an annual average of 1.41% of the weighted average shares outstanding for awards granted (or in the case of performance-based awards, earned) over the past three years under the Plan.

Our Board of Directors believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of our non-employee directors, executives and other employees who are selected to receive awards with those of our stockholders. The amended and restated Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain non-employee directors, executives and other employees who we expect will contribute to our financial success. Our Board of Directors believes that awards granted pursuant to the amended and restated Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the amended and restated Plan.

Section 162(m)

Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year that is paid to the chief executive officer or any of the other three highest-paid officers, other than the chief financial officer, in each case serving on the last day of the fiscal year. Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.

One of the Section 162(m) requirements is that the material terms of the performance goals must be approved by stockholders. For this purpose, the material terms include: (i) the employees eligible to receive the performance-based compensation; (ii) the business criteria on which the performance goals are based, and (iii) the limit on the amount of compensation that could be paid to any employee. The material terms of the performance goals applicable to awards granted under the Plan were last approved by stockholders in 2015, in connection with adoption of the Plan. Stockholder reapproval must be obtained at least every five years for plans, such as the Plan, that have targets or goals that the Committee has the authority to change. Even though stockholder approval of the material terms of the performance goals is therefore not required until 2020, we are seeking such stockholder approval in connection with approval of the amended and restated Plan.

Even though we are seeking stockholder approval for purposes of Section 162(m) of the Code, awards may be granted under the amended and restated Plan that do not qualify for the performance-based compensation exemption under Section 162(m) of the Code, and the Committee retains full discretion to determine whether or not a particular award is intended to qualify as performance-based compensation under Section 162(m) of the Code.

Summary of the Amended and Restated Plan

The material terms of the amended and restated Plan are summarized below. A copy of the full text of the amended and restated Plan is attached to this Proxy Statement as Exhibit B. This summary of the amended and restated Plan is not intended to be a complete description of the amended and restated Plan and is qualified in its entirety by the actual text of the amended and restated Plan to which reference is made.

Purpose. The purpose of the amended and restated Plan is to provide incentives which will attract, retain, motivate and reward highly competent persons serving as non-employee directors, executive officers and other key employees of General Cable, or any of our subsidiaries, by providing them opportunities to acquire shares of our common stock, to receive monetary payments based on the value of such shares, and to receive cash based incentive compensation. The amended and restated Plan is intended to assist us in further aligning the interests of participants with those of our stockholders.

Consideration to Be Received by General Cable for the Granting of Awards. Our Board of Directors believes that General Cable and our subsidiaries will significantly benefit from having our non-employee directors, executive officers and other key employees receive stock units, stock awards, options to purchase common stock and other awards under the amended and restated Plan. Providing an opportunity for such individuals to acquire common stock, benefit from the appreciation of common stock or receive cash based incentive compensation is valuable in attracting and retaining highly qualified non-employee directors and employees and in providing additional motivation for them to use their best efforts on behalf of General Cable and our stockholders.

Administration of the Amended and Restated Plan. The amended and restated Plan will be administered by our Compensation Committee or another committee appointed by our Board of Directors from among its members. Our Compensation Committee is currently comprised of three directors, none of whom is an officer or employee of General Cable. The current members of the Compensation Committee are Craig P. Omtvedt, Chair; Greg E. Lawton; and Patrick M. Prevost. Unless otherwise determined by our Board of Directors, the committee administering the amended and restated Plan will be comprised of at least two members who qualify as non-employee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act, outside directors within the meaning of Section 162(m) of the Code, and independent directors as determined under the independence standards established by the New York Stock Exchange. The term “Committee” as used below refers to either our Compensation Committee or any other committee appointed by our Board of Directors to administer the amended and restated Plan.

Under the amended and restated Plan, the Committee is authorized to grant awards to non-employees directors, executive officers and other key employees of General Cable or any of its subsidiaries and to determine the number and types of such awards and the terms and conditions applicable to each such award, including any applicable vesting period or restrictive covenant obligations. In addition, the Committee has the power to interpret the amended and restated Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the amended and restated Plan.

The Committee may delegate to our Chief Executive Officer the authority to grant, administer and modify any awards under the amended and restated Plan with respect to employees who are not subject to the restrictions of Section 16(b) of the Exchange Act, as long as the applicable awards are not intended to constitute performance-based compensation under Section 162(m) of the Code and are granted, administered and modified in accordance with the appropriate parameters set by the Committee in accordance with applicable law. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable and may employ individuals to render advice with respect to the amended and restated Plan.

Eligibility and Participation. All non-employee directors, executive officers and other key employees of General Cable or any of our subsidiaries, as determined by the Committee, are eligible to be participants in the amended and restated Plan. As of the date of this Proxy Statement, 6 non-employee directors, 8 executive officers and approximately 200 key employees are eligible to be participants. A participant’s right, if any, to continue to serve as a director, executive officer, other key employee, or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under the amended and restated Plan.

Awards. Awards are evidenced by award agreements in such forms as the Committee approves from time to time. Each award is subject to such terms and conditions, consistent with the amended and restated Plan, as are determined by the Committee and as set forth in the award agreement.

The following types of awards may be granted under the amended and restated Plan:

•	Stock options

•	Stock appreciation rights

•	Stock awards

•	Stock units

•	Cash awards

•	Dividend equivalents

Shares.

The aggregate number of shares of common stock that may be issued under the amended and restated Plan with respect to awards granted on or after May 18, 2017 may not exceed 8,692,571 shares of common stock, which is the sum of the following: (i) 3,500,000 shares, plus (ii) the number of shares that remained available for awards under the Plan as of March 15, 2017 (1,688,180 shares), plus (iii) the number of shares subject to outstanding awards under the Plan as of March 15, 2017 that are payable in shares and that terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, or otherwise are not paid in full and again become available for purposes of the Plan (up to 3,504,391 shares). The limit set forth in the preceding clause shall be reduced by the number of shares of common stock subject to awards that are granted after March 15, 2017 and prior to May 18, 2017 (if any).

The number of shares of common stock reserved for awards under the amended and restated Plan will be reduced on a one-for-one basis for each share of common stock issued pursuant to a stock option or stock appreciation right granted on or after May 18, 2017, and will be reduced by a fixed ratio of 2.19 shares of common stock for each share of common stock issued pursuant to a stock award, stock unit, and dividend equivalent granted under the Plan on or after May 18, 2017. The share reserve is reduced on a one-for-one basis for each share of common stock issued pursuant to awards granted before May 18, 2017, except that the share reserve is reduced by a fixed ratio of 2.19 shares of common stock for each share of common stock issued pursuant to a stock award, stock unit, and dividend equivalent granted under the Plan on or after May 14, 2015.

The maximum number of shares that may be issued under the amended and restated Plan is subject to adjustment, as described below. Shares issued under the amended and restated Plan may be treasury shares or authorized but unissued shares.

If and to the extent stock options or stock appreciation rights granted under the amended and restated Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units or dividend equivalents payable in shares are forfeited, terminated or otherwise not paid in full, the shares reserved for those awards will again be available for issuance under the amended and restated Plan. Shares of stock subject to stock options or stock appreciation rights (or subject to an award of any type granted before May 14, 2015) will be added back on a one-for-one basis, and shares of stock subject to a stock award, stock unit, or dividend equivalent granted on or after May 14, 2015 will be added back at a ratio of 2.19 to one. Shares surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes on any award will not be available for re-issuance under the amended and restated Plan.

If stock appreciation rights are exercised and settled in common stock, the full number of shares subject to the stock appreciation rights will be considered issued under the amended and restated Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights. To the extent that awards are designated to be paid in cash, and not in shares of common stock, such awards will not count against the share limits set forth above. These rules relating to adding shares back to the share reserve will apply only for purposes of determining the aggregate number of shares of stock that may be issued under the amended and restated Plan, but will not apply for purposes of determining the maximum number of shares of stock with respect to which awards may be granted to any individual participant under the amended and restated Plan. For the avoidance of doubt, if shares of common stock are repurchased by us on the open market with the proceeds of the exercise price of stock options, such shares may not again be made available for issuance under the amended and restated Plan.

Individual Limits. All awards under the amended and restated Plan, other than cash awards and dividend equivalents, will be expressed in shares. The amended and restated Plan provides the following individual limits, which are subject to adjustment as described under “Adjustments to Awards Due to Changes in General Cable’s Capital Structure” below:

•

The maximum number of shares of common stock with respect to which stock options and stock appreciation rights may be granted under the amended and restated Plan to any employee during any calendar year is 750,000 shares.

•

The maximum number of shares of common stock with respect to which stock awards and stock units may be granted under the amended and restated Plan to any employee during any calendar year is 750,000 shares.

•

The maximum grant date value of shares of common stock subject to awards that may be granted under the amended and restated Plan to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year is $690,000 in total value, with the value of such awards calculated based on the grant date fair value of such awards for financial reporting purposes.

In addition:

•

An employee may not accrue dividends and dividend equivalents under the amended and restated Plan during any calendar year in an aggregate amount in excess of $2 million with respect to awards that are designated as performance-based compensation under Section 162(m) of the Code and that are granted on or after May 14, 2015.

•

The maximum aggregate amount that may be paid to an employee under cash awards granted under the amended and restated Plan with respect to each 12 month period within a performance period will not exceed $5 million. If a performance period includes more than one year, the amount payable with respect to each 12 month period will be determined by dividing the total amount payable for the performance period by the number of years in the performance period.

The individual limits will apply without regard to whether the awards are to be paid in stock or cash. Cash payments, other than for cash awards and dividend equivalents, will equal the fair market value of the shares to which the cash payment relates.

Stock Units. Stock units may be granted to non-employee directors, executive officers and other key employees selected by the Committee. A stock unit is a notional account representing one share of common stock or an amount based on the value of one share of common stock. The Committee determines the vesting criteria, if any, for stock units, which may be based on the passage of time, achievement of performance conditions or vesting conditions otherwise determined by the Committee. Any performance conditions may be based upon measures which may include company-wide, divisional, and/or individual performance.

A stock unit granted by the Committee will be paid in the form of shares of common stock, cash or a combination of both, as set forth in the applicable award agreement. The Committee may require or permit the deferral of the receipt of stock units upon such terms as the Committee deems appropriate, consistent with Section 409A of the Code.

The Committee may grant dividend equivalents, as described under “Dividend Equivalents” below, with respect to stock units. Dividend equivalents granted with respect to stock units will only be payable if and to the extent the stock units vest.

Stock Awards. Stock awards may be granted to non-employee directors, executive officers and other key employees selected by the Committee. Each stock award is subject to terms and conditions determined by the Committee and set forth in the applicable award agreement, which may include vesting conditions that lapse based on the passage of time, achievement of performance conditions or vesting conditions otherwise determined by the Committee, restrictions on the sale or other disposition of the shares covered by the award, and our right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. Any applicable performance conditions may be based upon measures that include company-wide, divisional, and/or individual performance. The Committee may require or permit the deferral of the receipt of stock awards upon such terms as the Committee deems appropriate, consistent with Section 409A of the Code.

The applicable award agreement will specify whether the participant will have all of the rights of a stockholder with respect to the shares of common stock subject to a stock award, including the right to vote the shares. Dividends will vest and be paid on stock awards only if and to the extent the stock award vests.

Stock Options. Stock options may be granted to non-employee directors, executive officers and other key employees selected by the Committee. All stock options granted under the amended and restated Plan will be non-qualified stock options, which are not intended to qualify as incentive stock options under Section 422 of the Code. A description of the tax treatment of non-qualified stock options appears below under the heading “Federal Income Tax Consequences.”

The Committee determines the exercise price at which shares underlying a stock option may be purchased. The exercise price per share may not be less than the fair market value of a share of common stock on the date the stock option is granted. The exercise price may be paid in cash, or as permitted by the Committee, by delivering shares of common stock owned by the participant (or attesting to ownership of such shares), by permitting General Cable to withhold shares of common stock for which the stock option is exercisable, by a combination of these methods, by a broker-assisted exercise, or by any other method permitted by the Committee.

Stock options granted under the amended and restated Plan are exercisable as determined by the Committee and specified in the applicable award agreement. No stock option will be exercisable later than ten years after the date it is granted. A participant may not receive dividend equivalents with respect to stock options.

Stock Appreciation Rights. Stock appreciation rights may be granted to non-employee directors, executive officers and other key employees selected by the Committee. A stock appreciation right is a right to receive a payment in cash, shares of common stock or a combination of cash and shares of common stock, in an amount equal to the fair market value of a specified number of shares on the date of exercise over the applicable base price per of such shares, as determined by the Committee. The base price per share may not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. Stock appreciation rights are exercisable as determined by the Committee and specified in the applicable award agreement. No stock appreciation right will be exercisable later than ten years after the date it is granted. A participant may not receive dividend equivalents with respect to stock appreciation rights.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with awards of stock units. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a stock unit award by the per-share dividend paid by General Cable on a share of common stock. Dividend equivalents may be payable in cash or in the form of additional shares, and may be paid to participants upon vesting of the related stock units or may be deferred. Dividend equivalents will vest and be paid only if and to the extent the underlying stock units vest and are paid.

Cash Awards. Cash awards may be granted to executive officers and other key employees selected by the Committee. Cash awards are awards that are settled solely in cash. The Committee will establish the terms and conditions, including vesting criteria, for cash awards.

Performance-Based Awards. The Committee may determine that stock awards, stock units, dividend equivalents and cash awards granted to an employee will be considered “qualified performance-based compensation” under Section 162(m) of the Code (see discussion of Section 162(m) under “Section 162(m)” above and under “United States Federal Income Tax Consequences” below). For such awards, the Committee will establish in writing (i) the objective performance goals that must be met in order for the awards to be payable or the restrictions to lapse, (ii) the period during which performance will be measured, consistent with the vesting provisions of the amended and restated Plan, (iii) the maximum amounts that may be paid if the performance goals are met, consistent with the limits set forth in the amended and restated Plan, and (iv) other conditions as the Committee deems appropriate and consistent with Section 162(m) of the Code. The performance goals for qualified performance-based compensation are intended to satisfy the applicable regulations under Section 162(m) of the Code and, consistent with such regulations, the Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based on one or more of the following performance measures: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; operating income; net income; return on stockholders’ equity; return on assets; return on invested capital; total stockholder return; capital expenditures; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of our common stock or any other publicly-traded securities of General Cable; market share; relative performance to a comparison group designated by the Committee; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The performance goals may relate to the participant’s business unit, division or group, specified subsidiaries, or the performance of General Cable as a whole, or any combination of the foregoing. Performance goals need not be uniform among participants.

The Committee will determine, in its sole discretion, the amount, if any, to be paid pursuant to each award based on the achievement of the performance goals and the satisfaction of other terms of the award agreement. The Committee will certify the performance results for the performance period specified in the award agreement before payment is made.

To the extent applicable, unless the Committee determines otherwise, the determination of the achievement of performance goals will be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in our audited financial statements. In setting the performance goals for “qualified performance-based compensation,” the Committee may provide for such adjustments as it deems appropriate, consistent with the requirements of Section 162(m) of the Code.

The Committee may provide in the applicable award agreement that an award identified as “qualified performance-based compensation” will be payable, in whole or in part, in the event of the participant’s death or disability, a change in control or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

Vesting Restrictions. Awards granted under the amended and restated Plan shall vest over a period that is not less than one year from the date of grant. The Committee may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant’s death or disability, or in the event of a change in control or certain other corporate transactions or events pursuant to which awards may be adjusted under the adjustment provisions of the amended and restated Plan (as described below). Up to 5% of the shares reserved for issuance under the amended and restated Plan (subject to adjustment as described below) may be granted under awards that are not subject to these vesting restrictions.

After the date of grant, the Committee has discretion to accelerate vesting only in connection with a participant’s death or disability or in the event of a change in control or certain other corporate transactions or events pursuant to which awards may be adjusted under the adjustment provisions of the amended and restated Plan (as described below).

Termination of Employment. Unless otherwise specified in an award agreement or any other written agreement between the participant and General Cable or any of its subsidiaries, and subject to the foregoing vesting restrictions, if a participant’s employment is terminated, outstanding vested and unvested awards under the amended and restated Plan will be subject to the following treatment:

Reason for Termination	Effect on Awards under the amended and restated Plan, except as otherwise specified in an award agreement or other written agreement
Death or Disability

All unvested awards that vest in whole or in part based on performance will be governed by the terms of the applicable award agreement.

All other unvested awards will become vested.

Stock options and stock appreciation rights will be exercisable for one year unless the award has an earlier expiration date.

For Cause Termination	All awards, whether or not vested, will be forfeited.
Other Termination Events	Unvested awards will be forfeited. Vested stock options and stock appreciation rights will be exercisable for a 90-day period unless the award has an earlier expiration date.

Effect of Change in Control. The amended and restated Plan provides for “double trigger vesting” after a change in control.

Unless the Committee determines otherwise, if a change in control occurs in which General Cable is not the surviving corporation (or General Cable survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless the award agreement provides otherwise, if a participant’s employment is terminated by us without cause, or the participant terminates employment for good reason, in either case within 12 months following the change in control, the participant’s outstanding awards will become fully vested as of the date of termination. If the vesting of any such award is based, in whole or in part, on performance, the applicable award agreement will specify how the portion of the award that becomes vested upon termination will be calculated.

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Committee may determine that outstanding stock options and stock appreciation rights will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards, stock units, cash awards and dividend equivalents will immediately lapse; (ii) the Committee may determine that participants will receive a payment in settlement of outstanding stock units, cash awards or dividend equivalents in such amount and form as may be determined by the Committee; (iii) the

Committee may require that participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment, in cash or stock as determined by the Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and stock appreciation right exceed the stock option exercise price or base price and (iv) the Committee may terminate outstanding stock options and stock appreciation rights after giving participants an opportunity to exercise the outstanding stock options and stock appreciation rights. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Committee may specify. If the per-share fair market value of our stock does not exceed the per-share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right.

Under the amended and restated Plan, “change in control” means:

•

Any person or entity, other than General Cable, its subsidiaries or an employee benefit plan sponsored by General Cable or its subsidiaries, becomes the beneficial owner of more than 35% of our voting stock;

•	Consummation of a sale of all or substantially all of General Cable’s assets or property;

•	Our common stock ceases to be publicly traded;

•

Consummation of a merger or consolidation of General Cable with another corporation following which our stockholders immediately before the transaction own less than 51% of the voting stock of the surviving entity; or

•

Individuals who, as of January 1, 2017, constituted our Board of Directors (referred to as the incumbent board) cease to constitute at least a majority of our Board of Directors. Any individual who becomes a director after such date and whose election or nomination was supported by at least two-thirds of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board of Directors in connection with an actual or threatened election contest or settlement of an actual or threatened election contest will be considered to be a member of the incumbent board.

Adjustments to Awards Due to Changes in General Cable’s Capital Structure. If there is any change in the number or kind of shares of our common stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding common stock as a class without General Cable’s receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or General Cable’s payment of any extraordinary dividend or distribution, the maximum number and kind of shares of common stock available for issuance under the amended and restated Plan (including the limit on shares which may be issued without regard to minimum vesting restrictions), the maximum number and kind of shares of common stock for which any individual may receive awards in any year, the number and kind of shares covered by outstanding awards, and the price per share or applicable market value of such awards will be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the amended and restated Plan and such outstanding awards. Any fractional shares resulting from such adjustment will be eliminated. Any adjustments to outstanding awards will be consistent with Sections 409A and 162(m) of the Code, to the extent applicable. Any adjustment of awards will include adjustment of shares, stock option exercise price, stock appreciation right base price, performance goals or other terms and conditions, as the Committee deems appropriate.

Transferability. Each award that is subject to restrictions on transferability or exercisability is not transferable otherwise than by will or the laws of descent and distribution, and, as applicable, is exercisable during the participant’s lifetime only by the participant. A stock option or stock appreciation right may be exercisable during a period after a participant’s death by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the stock option or stock appreciation right pass by will or the laws of descent and distribution. The Committee also may permit an award to be transferred by a participant to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to such restriction as the Committee determines.

Company Policies. All awards made under the amended and restated Plan will be subject to any applicable clawback or recoupment policies (including the clawback policy adopted by our Board of Directors in 2011 that is included in our Corporate Governance Principles and Guidelines), share trading policies and other policies that may be implemented by our Board of Directors from time to time. If a participant engages in any activity, before or after termination of employment or service, that would be grounds for termination of the participant’s employment or service for cause, or if otherwise permitted or required pursuant to any clawback or recoupment policy of General Cable, the Committee may in its discretion (i) determine that the participant will immediately forfeit all outstanding awards and (ii) require the participant to return to us any cash or shares of common stock received in settlement or exercise of any award. If the participant has disposed of any shares of common stock received upon settlement or exercise of such award, the Committee may require the participant to pay to us, in cash, the fair market value of such shares as of the date of disposition, less any purchase price or exercise price paid by the participant. The Committee may exercise this right of recoupment within 180 days after the Committee’s discovery of the applicable activity or within any other period permitted pursuant to any applicable clawback or recoupment policy.

Term of the Amended and Restated Plan. The amended and restated Plan will terminate on May 18, 2027, unless terminated sooner by our Board of Directors or the Committee, or extended by our Board of Directors with stockholder approval.

Prohibition on Repricing. Except in connection with a corporate transaction, including any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other securities, or similar transactions, we may not, without obtaining stockholder approval, (i) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or base price of such stock appreciation rights, (ii) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or stock appreciation rights or (iii) cancel outstanding stock options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.

Amendment of the Amended and Restated Plan and Awards. Our Board of Directors or the Committee may amend, suspend or terminate the amended and restated Plan at any time. However, no amendment or termination of the amended and restated Plan may materially impair a participant’s award without the participant’s consent, unless otherwise permitted by the terms of the amended and restated Plan or the applicable award agreement or if necessary to comply with applicable law. In addition, without stockholder approval, no amendment will (i) increase the total number of shares which may be issued under the amended and restated Plan or the maximum number of shares with respect to which stock options, stock appreciation rights and other awards may be granted to any individual under the amended and restated Plan, except for adjustments described above; or (ii) modify the requirements as to eligibility for awards under the amended and restated Plan.

The Committee may amend any award at any time, subject to the vesting and repricing restrictions described above. However, no amendment may materially impair a participant’s award without the participant’s consent, unless otherwise permitted by the terms of the amended and restated Plan or the applicable award agreement, or if necessary to comply with applicable law. Also, by mutual agreement between General Cable and a participant, subject to the repricing restrictions described above, awards may be granted to a participant in substitution and exchange for, and in cancellation of, any awards previously granted to a participant under the amended and restated Plan or any other present or future plan of General Cable.

The amended and restated Plan must be reapproved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the “qualified performance-based compensation” provisions of the amended and restated Plan (as described above under “Performance-Based Awards”) if additional awards are to be made as “qualified performance-based compensation” under Section 162(m) of the Code and if required by Section 162(m) of the Code.

United States Federal Income Tax Consequences.

The following description of the United States federal income tax consequences of awards under the amended and restated Plan is a general summary. State, local, foreign and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the amended and restated Plan.

Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the stock option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units. A participant who receives a stock unit will not recognize taxable income until the stock unit is paid to the participant. When the stock unit is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the common stock paid to the participant. We generally will be entitled to a business expense deduction in the same amount.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights and Dividend Equivalents. A participant will recognize ordinary income when stock appreciation rights are exercised and when dividend equivalents are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. We generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Cash Awards. A participant will recognize ordinary income when a cash award is paid to the participant equal to the amount of the cash paid. We generally will be entitled to a business expense deduction in the same amount.

Section 162(m). Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer or any of the three highest-paid officers, other than the chief financial officer, in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit and therefore remains fully deductible by the company that pays it. Stock options, stock appreciation rights and awards that are contingent on achievement of performance goals as described in “Performance-Based Awards” above will generally not be subject to the Section 162(m) deduction limit. Other awards under the amended and restated Plan may be subject to the deduction limit.

Section 409A. Section 409A of the Code imposes requirements on deferred compensation, including deferral election and payment timing requirements. If a deferred compensation arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) federal income tax on all deferred amounts; (ii) a penalty tax of 20% of the includable amount; and (iii) interest at the underpayment rate plus 1%.

Tax Withholding. We have the right to require the recipient of any award to pay to General Cable or an applicable subsidiary an amount necessary to satisfy our United States federal, state, and local, foreign country, or other tax withholding obligations with respect to the awards. General Cable or a subsidiary may withhold from other amounts payable to the participant an amount necessary to satisfy these obligations. The Committee has the authority to require a participant to satisfy the tax withholding obligation by having shares acquired pursuant to the award withheld. The Committee may allow participants to elect to have such share withholding applied to particular awards.

New Plan Benefits under the Amended and Restated Plan

Future benefits under the amended and restated Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.

The table below shows, as to each of our executive officers named in the Summary Compensation Table of this Proxy Statement and the various indicated individuals and groups, the awards granted between January 1, 2016 and December 31, 2016 under the Plan.

Name and Title	Dollar Value(1)	Number of Units(1)
Michael T. McDonnell President and Chief Executive Officer	$2,167,170	351,528
Matti M. Masanovich Senior Vice President and Chief Financial Officer	$288,161	16,100
Robert D. Kenny Executive Vice President, President and Chief Executive Officer, Europe and Africa	$456,247	74,006
Emerson C. Moser Senior Vice President, General Counsel and Corporate Secretary	$321,086	52,082
Leah S. Stark Senior Vice President and Chief Human Resources Officer	$558,587	34,364
Robert C. Kreidler Former Interim Chief Financial Officer	$0	—
Gregory J. Lampert Executive Vice President and Chief Executive Officer, Americas	$829,229	134,506
Brian J. Robinson Former Executive Vice President and Chief Financial Officer	$829,229	134,506
All current executive officers as a group (8 persons)	$3,724,085	479,326
All current directors who are not executive officers as a group (6 persons)	$909,887	70,510
All employees, including current officers who are not executive officers, as a group (10,000 persons)	$5,843,630	333,922

(1)	Performance stock units have been included in this table based upon target value.

Market Price of Shares

The closing price of our common stock, as reported on the New York Stock Exchange on March 15, 2017 was $17.05.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED GENERAL CABLE CORPORATION STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION AS OF THE END OF FISCAL 2016

The following table sets forth information about General Cable’s equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and right(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Shareholder approved plans(1):	3,118,400	$31.01	6,225,622
Non-shareholder approved plans:	—	—	—

Total	3,118,400	$31.01	6,225,622

(1)	Includes 1,679,600 outstanding stock options, 372,900 RSUs, and 1,065,900 PSUs, which were reported at the maximum 200% payout rate.
(2)	The weighted average exercise price is based only on outstanding stock options.

OTHER INFORMATION

Solicitation of Proxies

Solicitation of proxies is being made by management at the direction of our Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by us. In addition, we will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by them and we will reimburse them for their expenses in so doing. We have retained D. F. King & Co., Inc. to aid in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms which they file. Based solely on a review of the copies of forms furnished to us and filed with the SEC, we believe that all such SEC filings during 2016 complied with the reporting requirements, except that we discovered that the initial statement of beneficial ownership report for Mr. Texter filed on April 11, 2016 inadvertently understated Mr. Texter’s holdings by 1,724 shares of our common stock and was corrected by a subsequent amended report filed on January 12, 2017.

Annual Report

We will provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 upon request and without charge to any stockholder requesting it in writing addressed to General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076, Attn. Secretary. In addition, you can access that report on the SEC’s website at www.sec.gov and on our website at www.generalcable.com.

Stockholder Proposals for 2018 Annual Meeting

Stockholder proposals under Rule 14a-8 of the Exchange Act for the 2018 Annual Meeting of Stockholders must be received by General Cable at its principal office in Highland Heights, Kentucky no later than 5 p.m. Eastern time on December 4, 2017 in order to be considered for inclusion in our 2018 proxy statement. Stockholder proposals not made under Rule 14a-8 must be made in accordance with the sixty (60) day advance notice procedure described beginning on page 12. All proposals must be communicated in writing to the Secretary of General Cable at our offices at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

Householding

If you and other residents at your mailing address own shares of General Cable stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report to stockholders or Notice of Internet Availability of Proxy Materials. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you may have been deemed to have consented to the process. Householding benefits both you and General Cable because it reduces the volume of duplicate information received at your household and helps General Cable reduce expenses and conserve natural resources.

Stockholders of record who have the same address will receive only one copy of the Proxy Statement and Annual Report to stockholders or Notice of Internet Availability of Proxy Materials if each person in the household has previously consented to receiving only a single set of General Cable’s proxy materials.

If you would like to receive your own set of General Cable’s proxy materials in the future, or if you share an address with another General Cable stockholder and together both of you would like to receive only a single set of General Cable’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. The revocation of your consent to householding will be effective 30 days following its receipt. If you would like to receive your own set of General Cable’s Proxy Statement and Annual Report to stockholders with respect to the Annual Meeting, please contact Broadridge at (800) 579-1639.

By Order of the Board of Directors,

EMERSON C. MOSER

Corporate Secretary

April 3, 2017

Exhibit A

Reconciliation of Non-GAAP Measures

Adjusted EBITDA

In millions	Full Year 2016
Reported operating income (loss)	$(18.3)
Adjustments to Reconcile Operating Income
Restructuring and divestiture costs(1)	82.6
Legal and investigative costs(2)	7
Foreign Corrupt Practices Act (FCPA) accrual(3)	54.3
(Gain) loss on sale of assets(4)	(51.9)
US Pension Settlement(5)	7.4
Asia-Pacific and Africa (income)/loss(6)	68.9
Total Adjustments	168.3
Adjusted operating income	150
Depreciation and amortization(7)	80.9
Adjusted EBITDA	230.90

North America Adjusted EBITDA

In millions	Full Year 2016
Reported operating income (loss)	$62.4
Adjustments to Reconcile Operating Income
Restructuring and divestiture costs(1)	58.4
Legal and investigative costs(2)	7
Foreign Corrupt Practices Act (FCPA) accrual(3)	54.3

(Gain) loss on sale of assets(4)	(52.7)

US Pension Settlement(5)	7.4

Total Adjustments	74.4

Adjusted operating income	136.8

Depreciation and amortization	41.4

Adjusted EBITDA	178.2

A-1

Europe Adjusted EBITDA

In millions	Full Year 2016
Reported operating Income (loss)	$2.6
Adjustments to Reconcile Operating Income
Restructuring and divestiture costs(1)	16.4
(Gain) loss on sale of assets(4)	2.5

Total Adjustments	18.9

Adjusted operating income	21.5

Depreciation and amortization	22.6

Adjusted EBITDA	44.1

1	Restructuring and divestiture costs represent costs associated with the Company’s announced restructuring and divestiture programs. Examples consist of, but are not limited to, employee separation costs, asset write-downs, accelerated depreciation, working capital write-downs, equipment relocation, contract terminations, consulting fees and legal costs incurred as a result of the programs. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of both the restructuring and divestiture programs.
2	Legal and investigative costs represent costs incurred for external legal counsel and forensic accounting firms in connection with the restatement of our financial statements and the Foreign Corrupt Practices investigation. The Company adjusts for these charges as management believe these costs will not continue at the conclusion of these investigations.
3	Foreign Corrupt Practices Act (FCPA) accrual is the Company’s additional accruals in 2016 to settle the investigation with the SEC and DOJ. The Company announced on December 29, 2016 that it had entered into agreements with the SEC and DOJ that bring to a conclusion those agencies’ respective investigations relating to the FCPA and the SEC’s separate accounting investigation related our financial statements from fiscal years 2012 and prior. As a result, total fines, disgorgement and pre-judgment interest will be paid to the SEC and DOJ in the amount of $82.3 million in 2017.
4	Gain and losses on the sale of assets are the result of divesting certain General Cable businesses. The Company adjusts for these gains and losses as management believes the gains and losses are one-time in nature and will not occur as part of the ongoing operations.
5	The US Pension Settlement charge is a one-time cost related to the lump sum payment to term-vested participants of the US Master Pension Plan. This charge represents the payments made to those participants who elected to take the lump sum payment and for which the Company no longer has obligations to pay in the future. The Company has adjusted for this US pension settlement charge as management does not expect it to occur in the future, nor is it part of the ongoing operations.

A-2

Exhibit B

GENERAL CABLE CORPORATION

STOCK INCENTIVE PLAN

Adopted by the Board of Directors: March 17, 2017

Approved by the Stockholders:

1.	Purpose

The General Cable Corporation Stock Incentive Plan (the “Plan”) is an amendment and restatement of the General Cable Corporation 2005 Stock Incentive Plan and is intended to provide incentives which will attract, retain, motivate and reward highly competent persons serving as non-employee directors, executive officers and other key employees of General Cable Corporation (the “Company”) or any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired (“Subsidiaries”), by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company (“Common Stock”), to receive monetary payments based on the value of such shares or to receive other cash based incentive compensation pursuant to Awards (as defined in Section 4 below) described herein. Furthermore, the Plan is intended to assist in further aligning the interests of the Company’s non-employee directors, executive officers and other key employees with those of its stockholders.

The Plan was originally effective as of May 10, 2005 (the “Effective Date”), and was subsequently amended as of May 27, 2009. The Plan was again amended effective as of May 14, 2015 (the “2015 Amendment Effective Date”) and is hereby further amended and restated as of May 18, 2017 (the “2017 Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall only apply to Awards granted on or after the 2017 Amendment Effective Date. Awards granted prior to the 2017 Amendment Effective Date shall continue to be governed by the applicable Award agreements and the applicable terms of the Plan, without giving effect to changes made pursuant to this amendment and restatement, and the Committee shall administer such Awards in accordance with the applicable Plan terms, without giving effect to changes made pursuant to this amendment and restatement.

2.	Administration

a. The Plan generally shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors of the Company (the “Board”) or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (1) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and (3) an “independent director,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.

b. To the extent consistent with the Plan, the Committee shall have the sole authority to (1) determine the persons to whom Awards shall be made under the Plan, (2) determine the type, size and terms and conditions of the Awards to be made to each such participant, (3) determine the time when Awards will be made and the duration of any applicable exercise or vesting period (subject to the terms of Sections 4(b), 4(c) and 13 below), including the criteria for vesting and the acceleration of vesting, (4) determine any other conditions of Awards not inconsistent with the Plan, including, without limitation, restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and clawback or recoupment provisions, as the Committee may deem advisable, (5) amend the terms and conditions of any previously issued Award, subject to the provisions of Sections 4(b), 4(c) and 23 below, and (6) deal with any other matters arising under the Plan.

c. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. However, the Board shall have the authority to establish stock grant levels and stock ownership guidelines for the non-employee directors.

d. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

e. The Committee shall have the authority to grant Awards to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries. The Committee may delegate to the Chief Executive Officer of the Company the authority to grant, administer, and modify Awards under the Plan with respect to employees who are not subject to the restrictions of Section 16(b) of the Exchange Act, provided the Awards are not intended to be Performance-Based Awards (as defined below) and provided the Awards are granted, administered, and modified in accordance with appropriate parameters set by the Committee in accordance with applicable law. The Committee may also delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Subsidiaries whose employees have benefited from the Plan, as determined by the Committee.

3.	Participants

Participants shall consist of such non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries as the Committee in its sole discretion may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of Awards.

4.	Types of Awards and Vesting Restrictions

a. Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4) Stock Units and (5) Cash Awards (each as described above an “Award,” and collectively, “Awards”). Cash Awards, Stock Awards and Stock Units may, as determined by the Committee, in its discretion, constitute Performance-Based Awards, as described in Section 11 below.

b. Awards granted under the Plan shall vest over a period that is not less than one year from the date of grant. The Committee may provide for accelerated vesting without regard to the minimum vesting period only in connection with a participant’s death or disability, or in the event of a Change in Control or a corporate transaction or event described in Section 12. In addition, subject to any adjustments made in accordance with Section 12 below, up to 5% of the shares of Common Stock subject to the share reserve set forth in Section 5(a) as of the 2017 Amendment Effective Date may be granted without regard to the minimum vesting requirement.

c. The Committee shall have discretion to accelerate vesting after the date of grant only in connection with a participant’s death or disability, or in the event of a Change in Control or a corporate transaction or event described in Section 12.

d. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

e. All Awards shall be made conditional upon the participant’s acknowledgment, in writing or by on-line or other acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

5.	Common Stock Available Under the Plan and Individual Limits

a. Shares Available. Subject to any adjustments made in accordance with Section 12 below, the aggregate number of shares of Common Stock that may be issued under the Plan with respect to Awards granted on or after the 2017 Amendment Effective Date shall not exceed 8,692,571 shares of Common Stock, which is the sum of the following: (i) (3,350,000 shares), plus (ii) the number of shares that remained available for Awards under the Plan as of March 15, 2017 1,688,180 shares), plus (iii) the number of shares subject to outstanding awards under the Plan as of March 15, 2017 that are payable in shares and that terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, or otherwise are not paid in full and again become available for purposes of the Plan pursuant to Section 5(c)(3) (up to 3,504,391 shares). The limit set forth in the preceding clause (ii) shall be reduced by the number of shares of Common Stock subject to awards that are granted after March 15, 2017 and prior to the 2017 Amendment Effective Date. Shares of Common Stock issued under the Plan may be authorized and unissued or treasury shares.

b. Maximum Individual Limits. All Awards under the Plan, other than Cash Awards and Dividend Equivalents (as defined below), shall be expressed in shares of Common Stock. The individual share limits of this subsection (b) shall apply without regard to whether the Awards are to be paid in shares of Common Stock or cash. The Award limits are as follows:

(1) The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted under the Plan to any employee during a calendar year shall be 750,000 shares, subject to adjustments made in accordance with Section 12 below.

(2) The maximum aggregate number of shares of Common Stock with respect to which Stock Awards and Stock Units may be granted under the Plan to any employee during a calendar year shall be 750,000 shares, subject to adjustments made in accordance with Section 12 below.

(3) An employee may not accrue dividends and Dividend Equivalents under the Plan during any calendar year in an aggregate amount in excess of $2 million with respect to Performance-Based Awards granted on or after the 2015 Amendment Effective Date.

(4) The maximum aggregate amount that may be paid to an employee under Cash Awards granted under the Plan with respect to each 12 month period within a performance period shall not exceed $5 million. If a performance period includes more than one year, the amount payable with respect to each 12 month period shall be determined by dividing the total amount payable for the performance period by the number of years in the performance period.

(5) The maximum grant date value of shares of Common Stock subject to Awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, shall not exceed $690,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

c. Share Counting.

(1) The number of shares of Common Stock reserved for Awards under the Plan shall be reduced on a one-for-one basis for each share of Common Stock issued pursuant to a Stock Option or Stock Appreciation Right granted on or after the 2017 Amendment Effective Date, and shall be reduced by a fixed ratio of 2.19 shares of Common Stock for each share of Common Stock issued pursuant to a Stock Award, Stock Unit, and Dividend Equivalent granted under the Plan on or after the 2017 Amendment Effective Date.

(2) Under the Plan as in effect before the 2017 Amendment Effective Date, the share reserve under the Plan was reduced on a one-for-one basis for each share of Common Stock issued pursuant to Awards, except that the share reserve was reduced by a fixed ratio of 2.19 shares of Common Stock for each share of Common Stock issued pursuant to a Stock Award, Stock Unit, and Dividend Equivalent granted under the Plan on or after the 2015 Amendment Effective Date.

(3) If and to the extent Stock Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Dividend Equivalents payable in shares of Common Stock are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Awards shall again be available for purposes of the Plan. The number of shares that again become available for purposes of the Plan with respect to each such Award shall be based on the number of shares by which the share reserve was reduced pursuant to Section 3(c)(1) or Section 3(c)(2) above, as applicable.

(4) Shares of Common Stock surrendered in payment of the exercise price of a Stock Option, and shares withheld or surrendered for payment of taxes on any Award, shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are exercised and settled in Common Stock, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the Stock Appreciation Rights. To the extent that Awards are designated in an Award agreement to be paid in cash, and not in shares of Common Stock, such Awards shall not count against the share limits in this Section 5(c). The preceding provisions of this Section 5(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the Plan. For the avoidance of doubt, if shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Stock Options, such shares may not again be made available for issuance under the Plan.

6.	Stock Options

a. In General. The Committee is authorized to grant Stock Options to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine which such participants will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options shall be granted as nonqualified stock options (and not as incentive stock options under Section 422 of the Code). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 17 below) of Common Stock on the date the Stock Option is granted.

c. Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, (i) by the delivery of shares of Common Stock then owned by the participant (or by attestation to such ownership), (ii) by the withholding of shares of Common Stock for which a Stock Option is exercisable, or (iii) by a combination of these methods. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price, under procedures acceptable to the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.

e. No Dividend Equivalents. Dividend Equivalents may not be granted with respect to Stock Options.

7.	Stock Appreciation Rights

a. In General. The Committee is authorized to grant Stock Appreciation Rights to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine which such participants will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right.

b. Terms. A “Stock Appreciation Right” shall mean a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (y) the applicable base price of such shares, all as determined by the Committee; provided that, the base price per share of a Stock Appreciation Right shall be no less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted.

c. No Dividend Equivalents. Dividend Equivalents may not be granted with respect to Stock Appreciation Rights.

8.	Stock Awards

a. In General. The Committee is authorized to grant Stock Awards to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine which such participants will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. Each Stock Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, vesting conditions which lapse based on the passage of time, achievement of certain performance conditions or as otherwise determined by the Committee, and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Award or that the stock certificates evidencing such shares shall be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to vote the shares and to receive dividends; provided that, dividends shall vest and be paid only if and to the extent that the underlying Stock Award vests. The Committee may require or permit the deferral of the receipt of Stock Awards upon such terms as the Committee deems appropriate, consistent with Section 409A of the Code.

b. Performance Vesting Stock Awards. With respect to Stock Awards that vest, in whole or in part, based on performance, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number or value of shares of Common Stock that will be paid out to the participants, and may attach to such Stock Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance. With respect to those Stock Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Stock Awards as the Committee deems necessary or desirable, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

9.	Stock Units

a. In General. The Committee is authorized to grant Stock Units to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine which such participants will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. A “Stock Unit” shall mean a notional account representing the right of the participant to receive a share of Common Stock or an amount based on the value of a share of Common Stock. The Committee shall determine the criteria for the vesting of Stock Units, which may be based on the passage of time, achievement of certain performance conditions or as otherwise determined by the Committee. Each Stock Unit shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.

b. Payout. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock, cash, or a combination thereof and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The Committee may require or permit the deferral of the receipt of Stock Units upon such terms as the Committee deems appropriate, consistent with Section 409A of the Code.

c. Performance Vesting Stock Units. With respect to Stock Units that vest, in whole or in part, based on performance, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number or value of shares of Common Stock or cash that will be paid out to the participants, and may attach to such Stock Units one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance. With respect to those Stock Units that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Stock Units as the Committee deems necessary or desirable, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

d. Dividend Equivalents. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to the right to receive an amount equal to any dividends paid on shares of Common Stock underlying the Stock Unit (“Dividend Equivalents”). Dividend Equivalents shall vest and be paid only if and to the extent the underlying Stock Units vest and are paid. Dividend Equivalents may be payable in cash or in the form of additional shares subject to the Award. Dividend Equivalents may be deferred or paid at the time the underlying Stock Units vest.

10.	Cash Awards

The Committee is authorized to grant Cash Awards to executive officers and other key employees of the Company or any of its Subsidiaries. The Committee shall, in its sole discretion, determine which such participants will receive Cash Awards and the terms and conditions applicable to Cash Awards, including the criteria for the vesting of Cash Awards, which shall be based on such measures as the Committee deems appropriate and need not relate to the value of shares of Common Stock. A “Cash Award” is an Award to be settled solely in cash.

11.	Performance-Based Awards

a. In General. The Committee may determine that Stock Awards, Stock Units, Cash Awards and Dividend Equivalents granted to an employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 11 shall apply to any such Awards that the

Committee determines are to be considered “qualified performance-based compensation” under Section 162(m) of the Code (“Performance-Based Awards”). Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).

b. Performance Goals. When Stock Awards, Stock Units, Cash Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (1) the objective performance goals that must be met, (2) the period during which performance will be measured (subject to Section 4(b) above), (3) the maximum amounts that may be paid if the performance goals are met, consistent with the limits of Section 5(b) above, and (4) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” For “qualified performance-based compensation,” the performance goals shall satisfy the requirements of the applicable regulations under Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. For Awards identified by the Committee as “qualified performance-based compensation,” the Committee shall not have discretion to increase the amount of compensation that is payable based on achievement of the performance goals except as provided under Section 162(m), but may reduce the amount of compensation that is payable.

c. Performance Measures. For Awards identified by the Committee as “qualified performance-based compensation,” the Committee shall use objectively determinable performance goals based on one or more of the following performance measures: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; operating income; net income; return on stockholders’ equity; return on assets; return on invested capital; total stockholder return; capital expenditures; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; relative performance to a comparison group designated by the Committee; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The performance goals may relate to the participant’s business unit, division or group, specified Subsidiaries, or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among participants.

d. Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (1) 90 days after the beginning of the performance period or (2) the date on which 25 percent of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

e. Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award agreement before payment with respect to the performance results is made. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of other terms of the Award agreement, and subject to Committee discretion as described in Section 11(b) above.

f. Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. In setting the performance goals for “qualified performance-based compensation” within the period prescribed in Section 11(d), the Committee may provide for such adjustments as it deems appropriate, to the extent consistent with the requirements of Section 162(m).

g. Death, Disability or Other Circumstances. The Committee may provide in the Award agreement that an Award identified as “qualified performance-based compensation” shall be payable, in whole or in part, in the event of the participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

12.	Adjustment Provisions

If there is any change in the number or kind of shares of Common Stock outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan (including the limit on shares which may be issued without regard to minimum vesting restrictions), the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any year, the number and kind of shares covered by outstanding Awards, and the price per share or the applicable market value of such Awards shall be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, than any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Awards shall be consistent with Sections 409A and 162(m) of the Code, to the extent applicable. The adjustments of Awards under this Section 12 shall include adjustment of shares, Stock Option exercise price, Stock Appreciation Right base amount, performance goals or other terms and conditions, as the Committee deems appropriate. Any adjustments determined by the Committee shall be final, binding and conclusive.

13.	Change In Control

a. Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.

b. Vesting Upon Certain Terminations of Employment. Unless the Award agreement provides otherwise, if a participant’s employment is terminated by the Company without Cause, or the participant terminates employment for Good Reason, in either case upon or within 12 months following a Change in Control, the participant’s outstanding Awards shall become fully vested as of the date of such termination; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 13(b) shall be calculated.

c. Other Alternatives. In the event of a Change in Control, if all outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any participant: (1) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Cash Awards and Dividend Equivalents shall immediately lapse; (2) the Committee may determine that participants shall receive a payment in settlement of outstanding Stock Units, Cash Awards or Dividend Equivalents, in such amount and form as may be determined by the Committee; (3) the Committee may require that participants surrender their outstanding Stock Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the participant’s unexercised Stock Options and Stock Appreciation

Rights exceeds the Stock Option exercise price or Stock Appreciation Right base amount, and (4) after giving participants an opportunity to exercise all of their outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per-share Fair Market Value of the Common Stock does not exceed the per-share Stock Option exercise price or Stock Appreciation Right base amount, as applicable, the Company shall not be required to make any payment to the participant upon surrender of the Stock Option or Stock Appreciation Right.

d. Definitions. For purposes of the Plan,

(1) A “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(ii) consummation of the sale of all or substantially all of the property or assets of the Company;

(iii) the Company’s Common Stock shall cease to be publicly traded;

(iv) consummation of a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), which results in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or

(v) a change in the Company’s Board occurs with the result that the members of the Board on January 1, 2017 (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

(2) “Cause” shall have the meaning set forth in Section 14(e) below.

(3) “Good Reason” shall have the same definition as set forth in any employment agreement, severance plan or agreement, or change in control plan or agreement applicable to the participant, or if “Good Reason” is not defined in any such plans or agreements, or if there are no such plans or agreements applicable to the participant, Good Reason means any of the following actions by the Company:

(i) a material reduction in the participant’s base salary; or

(ii) relocation of the participant’s primary office to a location more than 50 miles from the then current location;

provided that, Good Reason shall not occur pursuant to (i) or (ii) unless the participant provides written notice to the Company of the existence of Good Reason within 30 days of the date of the initial existence of the Good Reason condition, the Company does not remedy the condition within 45 days of receipt of such written notice, and the participant terminates employment within 30 days following the end of the 45 day cure period.

e. Awards Prior to the 2017 Amendment Effective Date. For the avoidance of doubt, all Awards granted prior to the 2017 Amendment Effective Date shall be subject to the applicable change in control provisions of the Plan as in effect before the 2017 Amendment Effective Date.

14.	Termination of Employment

a. Subject to the terms of the applicable Award agreement or any other written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated due to death or disability:

(1) all unvested Stock Awards, Cash Awards and Stock Units held by the participant on the date of the participant’s death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date, subject to subsection (4) below;

(2) all unexercisable Stock Options and all unexercisable Stock Appreciation Rights held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire, subject to subsection (4) below;

(3) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire; and

(4) all unvested Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, that vest in whole or in part based on performance shall be governed by the terms of the applicable Award agreement.

b. Subject to the terms of the applicable Award agreement or any other written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated by the Company for Cause (as defined in Section 14(e) below), all Awards, whether or not vested, earned or exercisable, held by the participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such participant as of such date.

c. Subject to Section 13 of the Plan and the terms of the applicable award agreement or any other written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated for any reason other than due to death or disability:

(1) all unvested, unearned or unexercisable Awards held by the participant on the date of the termination of his or her employment shall immediately be forfeited by such participant as of such date; and

(2) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.

d. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that any of the following shall apply, subject to the vesting limitations of Sections 4(b) and 4(c) above:

(1) any or all unvested Stock Awards, Cash Awards and Stock Units held by the participant on the date of the participant’s death and/or the date of the termination of the participant’s employment shall become vested as of such date or as of such other date as the Committee deems appropriate;

(2) any or all unexercisable Stock Options and/or any or all unexercisable Stock Appreciation Rights held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall become exercisable as of such date or as of such other date as the Committee deems appropriate, and shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire; and/or

(3) any or all exercisable Stock Options and/or any or all exercisable Stock Appreciation Rights held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire.

e. For purposes of this Section 14, (i) if there is an employment agreement, severance plan or agreement, or change in control plan or agreement applicable to the participant, “Cause” shall have the same definition as the definition of “Cause” contained in such plan or agreement; or (ii) if “Cause” is not defined in such plan or agreement or if there is no such plan or agreement applicable to the participant in effect, “Cause” shall include, but is not limited to:

(1) any willful and continuous neglect of or refusal to perform the participant’s duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

(2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

(3) breach of any confidentiality, non-competition or non-solicitation agreement with the Company or any of its Subsidiaries; or

(4) any similar conduct by the participant with respect to which the Company determines in its discretion that the participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.

For purposes of this Section 14, the Committee shall have the authority to determine whether the “Cause” exists and whether subsequent actions on the part of the participant have cured the “Cause.”

15.	Transferability

Each Award granted under the Plan to a participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable in accordance with Section 14 above and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee and subject to applicable law, an Award may permit the transferability of such Award by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.

16.	Other Provisions

a. All Awards made under the Plan shall be subject to any applicable clawback or recoupment policies (including, without limitation, the clawback policy adopted by the Board in 2011 that is included in the Company’s Corporate Governance Principles and Guidelines), share trading policies and other policies that may be implemented by the Board from time to time.

b. In the event that a participant engages in any activity, before or after termination of employment or service, that would be grounds for termination of the participant’s employment or service for Cause, or if otherwise permitted or required pursuant to any clawback or recoupment policy of the Company:

(1) the Committee may in its discretion determine that the participant shall immediately forfeit all outstanding Awards (without regard to whether they have vested), and such outstanding Awards shall immediately terminate, and

(2) the Committee may in its discretion require the participant to return to the Company any cash or shares of Common Stock of the Company received in settlement or exercise of any Award; provided, that if the participant has disposed of any shares of Common Stock received upon settlement or exercise of such Award, the Committee may require the participant to pay to the Company, in cash, the Fair Market Value of such shares of Common Stock as of the date of disposition (less any purchase price or exercise price paid by the participant). The Committee shall exercise the right of recoupment provided in this Section 16(b)(2) within 180 days after the Committee’s discovery of the applicable activity or within any other period permitted pursuant to any applicable clawback or recoupment policy.

c. With respect to participants who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

17.	Fair Market Value

For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (1) the closing price of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradeable on a national securities exchange or other market system or (2) if Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of Common Stock.

18.	Withholding

All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Company may require that the participant receiving payment or distribution with respect to an Award remit to it or to the Subsidiary that employs such participant an amount sufficient to satisfy such tax withholding requirements prior to payment or distribution. In lieu thereof, the Company or the Subsidiary employing the participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Subsidiary, as the case may be, to the participant receiving such payment or distribution. The Committee may determine that the Company’s tax withholding obligation with respect to Awards paid in Common Stock shall be satisfied by having shares of Common Stock withheld, at the time such Awards become taxable. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award.

19.	Tenure

A participant’s right, if any, to continue to serve the Company as a non-employee director, executive officer, other key employee, or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20.	Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.	No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.	Section 409A

The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (a) qualifies for an exemption from the requirements of Section 409A of the Code or (b) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (1) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (2) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (3) payments to be made upon or in connection with a Change in Control shall only be made upon or in connection with a “change of control event” under Section 409A of the Code, (4) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (5) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

23.	Duration, Amendment and Termination

a. Duration; Amendment of Grants. No Award shall be granted more than ten years after the 2017 Amendment Effective Date. The Committee may amend any Award at any time, subject to Sections 4(b), 4(c) and 23(b) below, provided that no such amendment shall materially impair any rights or obligations previously granted to the participant under the Award without the consent of the participant, unless such right has been reserved in the Plan or Award agreement, or except to the extent required to comply with applicable law. Except as provided in Section 23(b) below, by mutual agreement between the Company and a participant under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such participant under this Plan, or any other present or future plan of the Company.

b. No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (1) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Stock Options or base price of such Stock Appreciation Rights, (2) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Stock Options or Stock Appreciation Rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original Stock Options or Stock Appreciation Rights or (3) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.

c. Amendment and Termination. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment or termination of the Plan shall, without the consent of the participant, materially impair any rights or obligations under any Award previously granted to the participant under the Plan, unless such right has been reserved in the Plan or the Award agreement, or except to the extent required to comply with applicable law. No amendment of the Plan shall, without approval of the stockholders of the Company (1) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards may be granted to any individual under the Plan, except for adjustments described in Section 12, or (2) modify the requirements as to eligibility for Awards under the Plan.

d. Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Awards, Stock Units, Cash Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if additional Awards are to be made under Section 11 and if required by Section 162(m) of the Code or the regulations thereunder.

24.	Governing Law

This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

25.	Severability

In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

26.	Effective Date

a. This amended and restated Plan shall be effective as of the 2017 Amendment Effective Date.

b. This Plan shall terminate on the 10th anniversary of the 2017 Amendment Effective Date, unless the Plan is terminated earlier by the Board or Committee or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award, nor shall it adversely affect outstanding Awards.

Notice of 2017

Annual Meeting of Stockholders

and

Proxy Statement

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your vote up until 11:59 p.m. Eastern Time on May 17, 2017. Have your proxy card in hand when you access the web site and then follow the instructions.

GENERAL CABLE CORPORATION 4 TESSENEER DRIVE HIGHLAND HEIGHTS, KY 41076	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your vote up until 11:59 p.m. Eastern Time on May 17, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by May 17, 2017) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING BY PARTICIPANTS IN THE GENERAL CABLE (i) RETIREMENT PLANS, AND (ii) DEFERRED COMPENSATION PLAN
Notwithstanding the above, all votes by plan participants must be received by 11:59 p.m. on May 15, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23023-P87425                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL CABLE CORPORATION
The Board of Directors recommends you vote FOR all nominees listed in proposal 1.

1.	Election of Directors

	Nominees:	For	Against	Abstain
	1a. Sallie B. Bailey 1d. Michael T. McDonnell 1b. Edward Childs Hall, III 1c. Gregory E. Lawton 1e. Craig P. Omtvedt 1f. Patrick M. Prevost 1g. John E. Welsh, III	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
					2.	Ratification of the appointment of Deloitte & Touche LLP as General Cable Corporation’s independent registered public accounting firm for 2017.	☐	☐	☐
					3.	Approval on an advisory basis of the compensation of our named executive officers.	☐	☐	☐
					The Board of Directors recommends you vote 1 Year on proposal 4.	1 Year	2 Years	3 Years	Abstain
					4.	Approval on an advisory basis of the frequency of a stockholder vote on the compensation of our named executive officers. ☐	☐	☐	☐
					The Board of Directors recommends you vote FOR proposal 5.		For	Against	Abstain
					5.	Approval of the Amended and Restated General Cable Stock Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Only stockholders of record at the close of business on March 20, 2017 are entitled to notice of and to vote at the meeting.

The undersigned hereby acknowledges receipt of our 2016 Annual Report to Stockholders, Notice of Annual Meeting of Stockholders and the Proxy Statement relating thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

V.1.1

GENERAL CABLE CORPORATION

4 Tesseneer Drive, Highland Heights, Kentucky 41076

Telephone (859) 572-8000

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of General Cable Corporation (“General Cable”) will be held on Thursday, May 18, 2017 at 11:00 a.m., Eastern Time, at the offices of General Cable at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the proposals listed on the reverse side.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2016 Annual Report to Stockholders, Notice and Proxy Statement are available at www.proxyvote.com.

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E23024-P87425

GENERAL CABLE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2017

The undersigned hereby appoints Michael T. McDonnell and Emerson C. Moser or either of them, as proxies, each with the power to act without the other and power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of General Cable Corporation (“General Cable”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on May 18, 2017, in Highland Heights, Kentucky, and any adjournment or postponement thereof. The proxy also covers all the shares of General Cable common stock, if any, as to which the undersigned has the right to give voting instructions to the trustees of the General Cable (i) Retirement Plans, and (ii) Deferred Compensation Plan.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted for the election to the Board of Directors of the nominees listed on the reverse side and for each remaining proposal and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Continued and to be signed on reverse side

V.1.1